Exhibit 10.36

















                      STOCK PURCHASE AGREEMENT


                               between


                INTERNATIONAL MULTIFOODS CORPORATION
                              (Seller)


                                 and


                   DOSKOCIL COMPANIES INCORPORATED
                               (Buyer)


                    ____________________________


                     Dated as of March 17, 1994

                    ____________________________



               SALE OF FROZEN SPECIALTY FOODS BUSINESS

                          TABLE OF CONTENTS


SECTION                                                          Page

1.   Purchase and Sale of the Shares . . . . . . . . . . . . . . .  1
2.   Closing; Determination of Closing Net Assets. . . . . . . . .  1
3.   Conditions to Closing . . . . . . . . . . . . . . . . . . . . .5
4.   Representations and Warranties of Seller. . . . . . . . . . .  7
5.   Covenants of Seller . . . . . . . . . . . . . . . . . . . . . 25
6.   Representations and Warranties of Buyer . . . . . . . . . . . 33
7.   Covenants of Buyer. . . . . . . . . . . . . . . . . . . . . . 35
8.   Mutual Covenants. . . . . . . . . . . . . . . . . . . . . . . 35
9.   Employees and Employee Benefits . . . . . . . . . . . . . . . 42
10.  Further Assurances. . . . . . . . . . . . . . . . . . . . . . 45
11.  Indemnification . . . . . . . . . . . . . . . . . . . . . . . 45
12.  Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . 54
13.  Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . 57
14.  No Third-Party Beneficiaries. . . . . . . . . . . . . . . . . 57
15.  Termination . . . . . . . . . . . . . . . . . . . . . . . . . 57
16.  Survival of Representations . . . . . . . . . . . . . . . . . 58
17.  Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . 59
18.  Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . 59
19.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
20.  Interpretation. . . . . . . . . . . . . . . . . . . . . . . . 60
21.  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . 61
22.  Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . 61
23.  Brokerage Fees. . . . . . . . . . . . . . . . . . . . . . . . 61
24.  Severability. . . . . . . . . . . . . . . . . . . . . . . . . 61
25.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . 61
26.  Disclosure Schedule, etc. . . . . . . . . . . . . . . . . . . 61
27.  Waiver of Compliance; Consents. . . . . . . . . . . . . . . . 62
28.  Remedies Cumulative . . . . . . . . . . . . . . . . . . . . . 62


Exhibit A            Principles and Methodology for Determining Closing
                     Net Assets
Exhibit B            Form of Opinion of Faegre & Benson
Exhibit C            Form of Opinion of General Counsel of Seller
Exhibit D            Form of Opinion of Skadden, Arps, Slate, Meagher &
                     Flom
Exhibit E            Form of Opinion of Local Counsel to Buyer
Exhibit F            Interim Statement of Net Assets
Exhibit G            Audited Financial Statements

                      STOCK PURCHASE AGREEMENT


           STOCK PURCHASE AGREEMENT dated as of March 17, 1994, between INTERNATIONAL MULTIFOODS CORPORATION, a Delaware corporation ("Seller"), and DOSKOCIL COMPANIES INCORPORATED, a Delaware corporation ("Buyer").
           Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, all the issued and outstanding shares of Common Stock, par value $1.00 per share, of International Multifoods Foodservice Corp., a Delaware corporation and wholly owned subsidiary of Seller (the "Company"). The issued and outstanding shares of Common Stock of the Company are hereinafter collectively called the "Shares".
           Accordingly, in consideration of the premises set forth herein, the parties hereto hereby agree as follows:
           1. Purchase and Sale of the Shares. On the terms and subject to the conditions of this Agreement, in reliance upon the representations, warranties and agreements of the respective parties contained herein, on the Closing Date (as defined in
Section 2(a) hereof) Seller shall sell, transfer and deliver to
Buyer, and Buyer shall purchase from Seller, the Shares for an aggregate cash purchase price equal to the sum of (i) $70,500,000, plus (ii) the lesser of (A) the amount of the Closing Net Assets, determined in the manner set forth in Section 2(b) hereof, or
(B) $72,000,000.
           2.   Closing; Determination of Closing Net Assets.
           (a)  Closing.  The Closing (the "Closing") of the
purchase and sale of the Shares shall be held at the offices of
Faegre & Benson, 2200 Norwest Center, 90 South Seventh Street, Minneapolis, Minnesota, at 9:00 a.m. Minneapolis time on May 31,
1994, or, if the conditions to Closing set forth in Section 3 of this Agreement shall not have been satisfied or waived by the appropriate party by such time of day on such date, at such time of day as the parties shall agree on the first business day to occur following the date on which all of the conditions to Closing set forth in Section 3 shall have been satisfied or waived as provided therein (subject to the provisions of Section 15 hereof), or at such other time of day, place or date as the parties may agree. Notwithstanding the foregoing, if all of the conditions to Closing set forth in Section 3 shall have been satisfied or waived as provided therein by the time and date of Closing determined as provided above, but Buyer shall not have obtained by such time on such date financing which, together with Buyer's available cash, is sufficient to enable Buyer to consummate the transactions contemplated by this Agreement (which financing Buyer agrees to use its best efforts to obtain as promptly as practicable), then the time and date of Closing shall be delayed until such time of day as the parties shall agree on the first business day to occur following the date on which such financing first becomes available, provided that in no event shall the Closing be delayed beyond the Termination Date (as defined in Section 15(a)(iv) hereof) without Seller's prior written consent. Buyer agrees that, notwithstanding the foregoing, the obtaining by Buyer of such financing is not a condition to Buyer's obligation to purchase and pay for the Shares, and that nothing stated above shall limit Seller's rights, if any, to terminate this Agreement under Section 15 hereof and/or to proceed against Buyer for breach of this Agreement if the Closing does not occur on or prior to the Termination Date as a result of the failure of Buyer to obtain such financing.  The date on which the Closing actually occurs and the transactions contemplated hereby become effective is hereinafter referred to as the "Closing Date", and the transfer shall for all purposes be considered effective as of 12:01 a.m. Minneapolis time on the Closing Date.
At the Closing, (i) Buyer shall pay to Seller, by wire transfer to a bank account designated in writing by Seller prior to the
Closing, immediately available funds in an amount (the "Closing
Date Amount") equal to (A) $70,500,000, plus (B) the lesser of
(1) the amount of the Closing Net Assets, determined in the manner set forth in Section 2(b) hereof without regard to any post-Closing determination by the Arbitrator (as hereinafter defined) pursuant to Section 2(b)(iv) hereof, or (2) $72,000,000, and (ii) Seller shall deliver to Buyer certificates representing the Shares, duly endorsed by Seller for transfer to Buyer or accompanied by stock powers duly executed by Seller in proper form for transfer to
Buyer.
           (b)  Determination of Closing Net Assets.
           (i)  A physical inventory of the Frozen Specialty
Business (as defined in Section 8(h) hereof) shall be conducted by Seller in accordance with the written inventory policies of the
Frozen Specialty Business, copies of which have been delivered to Buyer, as of the close of business on the last day immediately preceding the Closing Date, and Buyer shall have the right to observe the taking of such physical inventory and the
reconciliation thereof. The value of the inventory shown on the Closing Statement (as hereinafter defined) and included in the determination of Closing Net Assets shall be based on such physical inventory. The quantities of each item of inventory determined pursuant to such physical inventory shall be final and binding for purposes of determining the value of such inventory and not subject to any post-Closing adjustment except as may be necessary to correct manifest computational errors.
           (ii) Prior to the Closing, Seller shall prepare, with Buyer's full participation, a statement (the "Closing Statement") setting forth Net Assets (as hereinafter defined) as of the close of business on the last day immediately preceding the Closing Date ("Closing Net Assets"). If there are any disputes between Seller and Buyer with respect to any matters regarding Closing Net Assets (other than disputes regarding the quantities of inventory determined pursuant to the physical inventory conducted under
Section 2(b)(i) hereof, to the extent such physical inventory has been made final and binding pursuant to Section 2(b)(i)), Seller and Buyer shall use all reasonable efforts to resolve such disputes prior to the scheduled time of Closing, which resolutions shall be reflected in the determination of Closing Net Assets and shall be final and binding and not subject to any post-Closing adjustment except as may be necessary to correct manifest computational errors.
           (iii) If there are any disputes between Seller and Buyer with respect to matters regarding Closing Net Assets (other than disputes regarding the quantities of inventory determined pursuant to the physical inventory conducted under Section 2(b)(i) hereof, to the extent such physical inventory was made final and binding pursuant to Section 2(b)(i)) which Seller and Buyer mutually conclude they will be unable to resolve prior to the scheduled time of Closing, then promptly after reaching such mutual conclusion each such party, acting in good faith and exercising reasonable judgment, shall prepare a written statement setting forth in reasonable detail such matters which remain in dispute and the
Closing Net Assets determined by such party, and shall submit copies of the same to the other party.  If the Closing Net Assets set forth in Seller's written statement exceed the Closing Net
Assets set forth in Buyer's written statement by $200,000 or less, then the Closing shall proceed as scheduled based on the Closing
Net Assets set forth in Seller's written statement, which shall be final and binding and not subject to any post-Closing adjustment except as may be necessary to correct manifest computational errors. If the Closing Net Assets set forth in Seller's written statement exceed the Closing Net Assets set forth in Buyer's written statement by more than $200,000, then Seller and Buyer shall immediately submit copies of their written statements to
Arthur Andersen & Co. or, if Arthur Andersen & Co. is unable or unwilling to act, such nationally recognized independent public accounting firm as shall be agreed upon by Seller and Buyer in writing (the "Arbitrator").  The Arbitrator shall review all matters which remain in dispute (which shall not include any disputes regarding the quantities of inventory determined pursuant to the physical inventory conducted under Section 2(b)(i) hereof, to the extent such physical inventory has been made final and binding pursuant to Section 2(b)(i)) and endeavor to render in writing decisions resolving such matters at or prior to the
scheduled time of Closing, which decisions shall be reflected in the determination of Closing Net Assets (provided that the Closing
Net Assets so determined shall in no event be less than those set forth in Buyer's written statement nor more than those set forth in Seller's written statement) and shall be final and binding and not subject to any post-Closing adjustment except as may be necessary to correct manifest computational errors. With respect to any such disputes regarding the value of inventory of the Frozen Specialty Business, the Arbitrator shall, prior to rendering a decision resolving such disputes, consult with one or more third parties selected by the Arbitrator who are recognized industry experts. If the Arbitrator informs Seller and Buyer that it is unable at or prior to the scheduled time of Closing to render a decision
resolving all matters which remain in dispute, then the Closing shall be delayed until such time of day as the parties shall agree on the first business day to occur following the date on which all remaining disputes have been resolved, subject to the provisions of clause (iv) below and Section 15 hereof, provided that the
Arbitrator shall in all events render its decision within five business days after the previously scheduled time of Closing.
           (iv) Notwithstanding the foregoing, if the Arbitrator informs Seller and Buyer that it is unable at or prior to the scheduled time of Closing to render a decision only as to any dispute regarding the value of inventory of the Frozen Specialty Business (which shall not include any disputes regarding the quantities of inventory determined pursuant to the physical inventory conducted under Section 2(b)(i) hereof, to the extent such physical inventory has been made final and binding pursuant to
Section 2(b)(i)), then the Closing shall proceed as scheduled on the basis provided below and shall not be delayed until resolution of such dispute.  If the value of such disputed inventory set forth in Seller's written statement exceeds the value of such disputed inventory set forth in Buyer's written statement by $200,000 or less in the aggregate, then the Closing shall proceed based on the value of such disputed inventory set forth in Seller's written statement, which shall be final and binding and not subject to any post-Closing adjustment except as may be necessary to correct manifest computational errors. If the value of such disputed inventory set forth in Seller's written statement exceeds the value of such disputed inventory set forth in Buyer's written statement by more than $200,000 in the aggregate, then (A) the Closing shall proceed based on an assumed value of such disputed inventory which shall equal either (1) the value of such disputed inventory set forth in Seller's written statement, if the amount in dispute is $1,000,000 or less, or (2) the average of the value of such disputed inventory set forth in Seller's written statement and the value of such disputed inventory set forth in Buyer's written statement, if the amount in dispute is more than $1,000,000, and
(B) the Arbitrator shall promptly (but in any event within 30 days) after the Closing render in writing a decision resolving all remaining disputes regarding such inventory (which shall not include any disputes regarding the quantities of inventory
determined pursuant to the physical inventory conducted under
Section 2(b)(i) hereof, to the extent such physical inventory has been made final and binding pursuant to Section 2(b)(i)), provided that the value of such disputed inventory determined by the
Arbitrator shall in no event be less than the value of such
disputed inventory set forth in Buyer's written statement nor more than the value of such disputed inventory set forth in Seller's written statement. If (A) the sum of (1) $70,500,000, plus (2) the lesser of (x) the Closing Net Assets, determined in the manner set forth in this Section 2(b) after giving effect to the Arbitrator's determination, or (y) $72,000,000, exceeds (B) the Closing Date Amount, then Buyer shall, within ten business days after the Arbitrator renders its written decision, make payment to Seller by wire transfer in immediately available funds of the amount of such excess, together with interest thereon at a rate of 3% per annum from the Closing Date to the date of payment.  If (A) the Closing
Date Amount exceeds (B) the sum of (1) $70,500,000, plus (2) the lesser of (x) the Closing Net Assets, determined in the manner set forth in this Section 2(b) after giving effect to the Arbitrator's determination, or (y) $72,000,000, then Seller shall, within ten business days after the Arbitrator renders its written decision, make payment to Buyer by wire transfer in immediately available funds of the amount of such excess, together with interest thereon at a rate of 3% per annum from the Closing Date to the date of payment. As used in this Agreement, the term "Adjusted Purchase Price" shall mean the Closing Date Amount, less the principal portion of any amount paid by Seller to Buyer after the Closing pursuant to this clause (iv) or plus the principal portion of any amount paid by Buyer to Seller after the Closing pursuant to this clause (iv), as the case may be, all as adjusted to reflect the correction of any manifest computational errors.
           (v)  The procedures for any arbitration pursuant to this
Section 2(b) shall be determined by the Arbitrator, provided that all disputed matters shall be resolved by the Arbitrator in
accordance with the provisions of clause (vi) hereof. The fees and disbursements of the Arbitrator shall be borne 50% by Buyer and 50%
by Seller; provided, however, that all other costs and expenses of Buyer and Seller in connection with any arbitration pursuant to this Section 2(b) shall be paid in accordance with Section 17.
           (vi) As used in this Section 2(b), the term "Net Assets" shall mean (A) the book value (net of appropriate reserves) of all assets of the Frozen Specialty Business of a type not expressly excluded from Net Assets in accordance with the Statement of Principles and Methodology attached hereto as Exhibit A (the "Statement of Principles and Methodology"), less (B) the book value of all liabilities of the Frozen Specialty Business of a type required to be recorded as liabilities on the face of balance sheets prepared in accordance with generally accepted accounting principles and not expressly excluded from Net Assets in accordance with the Statement of Principles and Methodology; all as determined on a basis consistent with generally accepted accounting principles applied by Seller in the preparation of Seller's audited consolidated financial statements and the methodology set forth in the Statement of Principles and Methodology.
           3.   Conditions to Closing.
           (a) Buyer's Obligation. The obligation of Buyer to purchase and pay for the Shares is subject to the satisfaction prior to the Closing of the following conditions, any one or more of which may be waived by Buyer:
           (i)  The representations and warranties of Seller
 set forth in this Agreement shall be true and correct in
 all material respects as of the date hereof and
 immediately prior to the Closing, as though made
 immediately prior to the Closing, and Seller shall have
 performed and complied in all material respects with all
 obligations and covenants required by this Agreement to
 be performed and complied with by Seller prior to the
 Closing; and Seller shall have delivered to Buyer a
 certificate dated the Closing Date and signed by a duly
 authorized officer of Seller on its behalf confirming the
 foregoing.
           (ii)  All consents or waivers from third parties to
 any instruments, contracts, commitments or agreements
 required to be described in Section 4(a) of the
 Disclosure Schedule (as defined in the preamble to
 Section 4 of this Agreement) in order to avoid a
 misrepresentation under Section 4(a) of this Agreement
 (which consents or waivers are necessary to permit the
 consummation of the transactions contemplated hereby)
 shall have been obtained.
           (iii)  All material consents, approvals, licenses,
 permits, orders, authorizations or waivers from
 governmental authorities necessary to permit the
 consummation of the transactions contemplated hereby, or
 the operation by the Company or the Subsidiary (as
 defined in Section 4(c)) of the Frozen Specialty Business
 immediately after the Closing in substantially the same
 manner in which it was operated prior to the Closing,
 shall have been obtained.
           (iv) Buyer shall have received an opinion dated the Closing Date of Faegre & Benson, special counsel to
 Seller, substantially in the form of Exhibit B attached
 hereto and an opinion of Frank W. Bonvino, General
 Counsel of Seller, substantially in the form of Exhibit C
 attached hereto, together with letters from each such
 counsel to Buyer's financing sources permitting such
 financing sources to rely on the opinion of such counsel
 as if it were addressed and delivered to such financing
 sources.
           (v)  No injunction or order of any court or
 administrative agency of competent jurisdiction shall be
 in effect as of the Closing which restrains or prohibits
 the purchase or sale of the Shares.
           (vi) The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") shall have expired or terminated.
           (vii) The Frozen Specialty Business shall have had positive net earnings before interest and income taxes for the period from November 27, 1993 through and
 including the close of business on the last day
 immediately preceding the Closing Date, and Seller shall
 have delivered to Buyer a certificate dated the Closing
 Date and signed by a duly authorized officer of Seller on
 its behalf confirming the same (it being understood that
 nothing stated in this clause (vii) limits the condition
 set forth in clause (i) hereof).
           (b)  Seller's Obligation.  The obligation of Seller to
sell and deliver the Shares to Buyer is subject to the satisfaction prior to the Closing of the following conditions, any one or more of which may be waived by Seller:
           (i)  The representations and warranties of Buyer set
 forth in this Agreement shall be true and correct in all
 material respects as of the date hereof and immediately
 prior to the Closing, as though made immediately prior to
 the Closing, and Buyer shall have performed and complied
 in all material respects with all obligations and
 covenants required by this Agreement to be performed and
 complied with by Buyer prior to the Closing; and Buyer
 shall have delivered to Seller a certificate dated the
 Closing Date and signed by a duly authorized officer of
 Buyer on its behalf confirming the foregoing.
           (ii)  All material consents, approvals, licenses,
 permits, orders, authorizations or waivers from
 governmental authorities necessary to permit the
 consummation of the transactions contemplated hereby
 shall have been obtained.
           (iii)  Seller shall have received an opinion dated
 the Closing Date of Skadden, Arps, Slate, Meagher & Flom,
 special counsel to Buyer, substantially in the form of
 Exhibit D attached hereto and an opinion of special
 counsel to Buyer licensed to practice law in the State of
 Minnesota and reasonably acceptable to Seller
 substantially in the form of Exhibit E attached hereto.
           (iv)  No injunction or order of any court or
 administrative agency of competent jurisdiction shall be
 in effect as of the Closing which restrains or prohibits
 the purchase or sale of the Shares.
           (v) The waiting period under the HSR Act shall have expired or terminated.
           (c)  Certificates.  Each of the parties hereto will
furnish to the other party such certificates of such party's officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 3 as the other party may reasonably request.
           4. Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer that, except as set forth in the Disclosure Schedule accompanying this Agreement (the "Disclosure Schedule"), the statements contained in this Section 4 are true and correct as of the date of this Agreement.
           (a) Organization and Authority of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All corporate acts and proceedings required to be taken to authorize the
execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby have been duly and properly taken. This Agreement has been duly executed and delivered by Seller and, assuming due authorization, execution and delivery of this Agreement by Buyer, constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and by general
principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The execution and delivery by Seller of this Agreement do not, and the consummation by Seller of the transactions contemplated hereby (including without limitation the transactions contemplated by Section 8(i) hereof) and compliance by Seller with any of the provisions hereof will not, with or without notice or passage of time, or both,
(i) conflict with, or result in any violation of, any provision of the charter or by-laws of any of Seller, the Company or the Subsidiary, (ii) conflict with, result in any violation of, or constitute a default (or, with respect to instruments, contracts, commitments or agreements relating primarily to the Frozen
Specialty Business, give rise to any right of termination, cancellation or acceleration) under, any instruments, contracts, commitments or agreements to which Seller, the Company or the Subsidiary is a party or by which Seller, the Company or the Subsidiary or the property or assets of Seller, the Company or the Subsidiary are bound (provided that this clause (ii) excludes, and no representation under this Section 4(a) is made with respect to, any instruments, contracts, commitments or agreements relating primarily to the Frozen Specialty Business which do not constitute Contracts (as defined in Section 4(m) of this Agreement)), or
(iii) conflict with, or result in any violation of, any judgment, order, writ, injunction or decree to which Seller, the Company or the Subsidiary has been specifically identified as subject, or any material statute, law, ordinance, rule or regulation applicable to Seller, the Company or the Subsidiary or the property or assets of Seller, the Company or the Subsidiary. No material consent, approval, license, permit, order or authorization of, or waiver by, or registration, declaration or filing with, any court,
administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required to be obtained or made by or with respect to Seller, the Company or the Subsidiary in order for Seller to execute, deliver and perform this Agreement or to consummate the transactions contemplated hereby other than compliance by Seller with and filings by Seller under the HSR Act and Section 13(a) of the Securities Exchange Act of 1934, as
amended.
           (b)  The Shares.  Seller is the record and beneficial
owner of (and has the right to transfer to Buyer) all of the
Shares, free and clear of all pledges, claims, liens, encumbrances, security interests, options, charges, rights of third parties and restrictions whatsoever, except for restrictions upon transfer of the Shares other than in compliance with federal and state
securities laws, and except for rights of Buyer under this
Agreement and liens created by Buyer.  The Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such contract, agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Shares, other than this Agreement.
           (c) Organization and Standing of the Company and the Subsidiary. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of
Delaware. Minnesota Foodservice, Inc. (the "Subsidiary") is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. Each of the Company and the Subsidiary has full corporate power and authority necessary to own, lease or otherwise hold and operate its properties and assets and to carry on the Frozen Specialty Business as presently
conducted.  Each of the Company and the Subsidiary is duly
qualified or licensed and in good standing to do business as a foreign corporation in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or licensed would not have a
Material Adverse Effect (as defined in Section 20(i)).
Section 4(c) of the Disclosure Schedule sets forth a complete and correct list of all jurisdictions in which the Company and the Subsidiary are qualified or licensed to do business as a foreign corporation. Seller has made available to Buyer true and complete copies of the charter, as amended to date, and the by-laws, as in effect on the date hereof, of each of the Company and the
Subsidiary, and true and complete copies of the stock certificates and the stock transfer ledgers of each of the Company and the Subsidiary. The minutes of the meetings of the shareholders and directors of each of the Company and the Subsidiary made available by Seller to Buyer are, to the Knowledge of Seller, correct and complete in all material respects.
           (d)  Capital Stock of the Company and the Subsidiary.
The authorized capital stock of the Company consists of 1,000 shares of Common Stock, par value $1.00 per share, all 1,000 of which shares are duly authorized, validly issued and outstanding and fully paid and nonassessable.  The authorized capital stock of the Subsidiary consists of 1,000 shares of Common Stock, par value $1.00 per share, all 1,000 of which shares are duly authorized, validly issued and outstanding and fully paid and nonassessable. Except as set forth above, there are no shares of capital stock of either the Company or the Subsidiary outstanding. Neither the
Shares nor any outstanding shares of capital stock of the
Subsidiary have been issued in violation of any preemptive or similar rights. There are no outstanding subscriptions, calls, warrants, options, agreements, convertible or exchangeable securities or other commitments pursuant to which Seller, the
Company or the Subsidiary is or may become obligated to issue, sell, transfer or otherwise dispose of, or purchase, return, redeem or otherwise acquire, any of the Shares or any other shares of capital stock of the Company or the Subsidiary other than this Agreement, and no capital stock of the Company or the Subsidiary is reserved for issuance for any purpose. The Company owns beneficially and of record all of the outstanding shares of capital stock of the Subsidiary, free and clear of all pledges, claims, liens, encumbrances, security interests, options, charges, rights of third parties and restrictions whatsoever, except for
restrictions upon transfer of such shares other than in compliance with federal and state securities laws.
           (e) Equity Interests. Except for the Subsidiary, there are no direct or indirect subsidiaries of the Company or the Subsidiary, or corporations, partnerships, joint ventures, unincorporated associations, trusts or other organizations or entities in which the Company or the Subsidiary, directly or indirectly, has, or pursuant to any agreement or agreements will have the right to acquire, any equity interest or investment.
           (f)  Financial Statements.
           (i)  Attached hereto as, respectively, Exhibits F and G
are (A) audited Special-Purpose Statements of Assets, Liabilities and Investments and Advances by Parent of the Frozen Specialty Business as of February 29, 1992, February 27, 1993 and
November 27, 1993, and audited Special-Purpose Statements of
Revenues and Expenses, and Special-Purpose Statements of Cash
Flows, of the Frozen Specialty Business for the fiscal years ended February 29, 1992 and February 27, 1993, and for the nine-month period ended November 27, 1993, together with the report thereon of KPMG Peat Marwick (collectively, the "Audited Financial
Statements"), and (B) an unaudited Pro Forma Statement of Net
Assets of the Frozen Specialty Business as of November 27, 1993
(the "Interim Statement").  Except as expressly disclosed therein, the Audited Financial Statements fairly present, in all material respects, the assets, liabilities and financial condition of the Frozen Specialty Business at their respective dates and the results of operations of the Frozen Specialty Business for the periods covered thereby, and have been prepared from and in accordance with the books and records of the Frozen Specialty Business and in conformity with generally accepted accounting principles applied on a basis consistent with Seller's audited consolidated financial statements. Except as expressly disclosed therein, the Interim Statement fairly presents, in all material respects, the Net Assets of the Frozen Specialty Business at November 27, 1993, and has been prepared from and in accordance with the books and records of the Frozen Specialty Business and in conformity with the methodology set forth in the Statement of Principles and Methodology.
           (ii) Except as and to the extent of the amounts specifically reflected or reserved against in the most recent Special-Purpose Statement of Assets, Liabilities and Investments
and Advances by Parent included in the Audited Financial
Statements, or except as expressly disclosed therein or excepted therefrom, neither the Company nor the Subsidiary had, as of the date of such statement, any material liabilities or obligations of any nature (whether secured or unsecured, whether absolute,
accrued, contingent or otherwise and whether due or to become due) which would be required by generally accepted accounting principles to be reflected on the face of such statement or in the footnote disclosures thereto, other than the Surimi Liabilities (as defined in Section 8(h) hereof).
           (iii)  Notwithstanding the foregoing or any other
provision of this Agreement, no representation is made as to the accuracy, fairness or reasonableness of any projections provided to Buyer or the assumptions used in preparing the same, or as to the likelihood that such projections will be achieved.
           (g) Nonforeign Certification. Seller is not a "foreign person" within the meaning of Section 1445 of the Code (as defined below).
           (h)  Taxes.
           (i) For purposes of this Agreement, (A) "Tax" or "Taxes" shall mean any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties and governmental charges of whatever kind (including any interest, penalties or additions to tax imposed in connection therewith or with respect thereto), including, without limitation, taxes imposed on, or measured by, income, franchise, profits or gross receipts, and ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes, and customs duties; (B) "Pre-Closing Tax Period" shall mean all taxable periods ending before the Closing Date and the portion ending before the Closing Date of any taxable period that includes (but does not begin on) such day; (C) "Code" shall mean the
Internal Revenue Code of 1986, as amended, and the regulations thereunder; and (D) "Tax Return" shall mean returns, reports, information statements and other documentation (including any additional or supporting material) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any Tax.
           (ii) Each of the Company and the Subsidiary, and any affiliated group, within the meaning of Section 1504 of the Code, of which the Company or the Subsidiary is or has been a member, has filed or caused to be filed in a timely manner or has received an appropriate extension of time to file all material Tax Returns required to be filed by it. All Taxes shown to be due on such Tax Returns have been paid in full, or will be specifically identified by nature, period and amount in the Closing Statement, included as a liability in the final determination of Closing Net Assets and taken into account in the calculation of the Adjusted Purchase
Price.
           (iii) Neither Seller nor any of its affiliates has made with respect to the Company or the Subsidiary, or any property held by the Company or the Subsidiary, any consent under Section 341(f)
of the Code. No property of the Company or the Subsidiary is "tax exempt use property" within the meaning of Section 168(h) of the
Code.  Neither the Company nor the Subsidiary is a party to any lease made pursuant to Section 168(f)(8) of the Internal Revenue
Code of 1954, as amended.  Neither the Company nor the Subsidiary is a party to any agreement that has resulted in or could result in an obligation to make payments that would not be deductible under
Section 280G of the Code.
           (iv) With respect to any Taxes which are attributable to the business or operations of the Company or the Subsidiary,
(A) all tax deficiencies asserted or assessed have been paid or finally settled; (B) all amounts that are required to be collected or withheld in connection with amounts paid or owing to any
employee or other third party have been duly collected or withheld, and have been duly remitted or deposited in accordance with law;
(C) to the Knowledge of Seller, no Tax Returns filed or required to be filed are being examined by the Internal Revenue Service or other appropriate taxing authority; (D) there is no outstanding request for any extension of time within which to pay any Taxes or file any Tax Return; (E) there has been no waiver or extension of any applicable statute of limitations for the assessment or
collection of any Taxes; (F) there is, to the Knowledge of Seller, no pending or threatened action, audit, proceeding or investigation for the assessment or collection of any Taxes; (G) there are no requests for rulings, subpoenas or information pending with respect to any taxing authority; (H) any adjustment of Taxes made by the Internal Revenue Service in any examination which is required to be reported to state, local, foreign or other taxing authorities has been so reported, and any additional Taxes due with respect thereto have been paid; and (I) no power of attorney has been granted by the Company and/or the Subsidiary, and is currently in force, with respect to any matter relating to Taxes.
           (i) Title to Tangible Personal Property. Each of the Company and the Subsidiary has good and valid title to all tangible personal property which it owns, in each case free and clear of all liens, security interests and other encumbrances, except
(i) mechanics', materialmen's, carriers', workmen's,
warehousemen's, repairmen's, landlord's or other like liens
securing obligations that are not delinquent; (ii) liens for Taxes and other governmental charges which are not due and payable or which may be paid without penalty; (iii) liens, security interests and other encumbrances evidenced by any mortgage agreement, deed of trust, security agreement, financing statement, purchase money agreement, conditional sales contract, capital lease, operating lease or license which is described in Section 4(m)(iv), (v) or (x)
of the Disclosure Schedule or the non-disclosure of which therein does not constitute a misrepresentation under Section 4(m)(iv), (v)
or (x) of this Agreement; (iv) imperfections of title and
encumbrances which do not, individually or in the aggregate, materially impair the value or the continued use and operation in the current manner of the assets to which they relate; and
(v) other liens, security interests and encumbrances, if any, described in Section 4(i) of the Disclosure Schedule (the liens, security interests and other encumbrances described in clauses (i),
(ii) and (iii) above being hereinafter referred to collectively as "Permitted Liens"). This paragraph (i) does not relate to the capital stock of the Subsidiary, such stock being the subject of
Section 4(d).
           (j) Title to Real Property. Section 4(j) of the Disclosure Schedule sets forth a complete list and brief description of all real property owned in fee by the Company or the Subsidiary (individually, an "Owned Property" and collectively, the "Owned Properties") and all real property leased by the Company or the Subsidiary (individually, a "Leased Property" and collectively, the "Leased Properties"). The Company or the Subsidiary has good fee title to each Owned Property and, assuming good title in the landlord, a valid leasehold interest in each Leased Property (the Owned Properties and the Leased Properties being sometimes referred to herein individually as a "Company Property" and collectively as the "Company Properties"), in each case free and clear of all mortgages, liens, security interests, easements, restrictive covenants, rights-of-way and other encumbrances, except
(i) Permitted Liens; (ii) mortgages, liens, security interests, easements, restrictive covenants, rights-of-way and other encumbrances on any Company Property covered by the Title
Commitments (as hereinafter defined) which are shown on the Title Commitments or are otherwise of record (other than any such encumbrance not shown on the Title Commitments of which Seller has Knowledge and which materially interferes with the continued use and operation of the Company Property to which it relates in the manner in which such Company Property is currently used and operated); (iii) any conditions that may be shown by a current, accurate survey or physical inspection of any Company Property
(other than any such condition not shown on the Surveys (as hereinafter defined) of which Seller has Knowledge and which materially interferes with the continued use and operation of the Company Property to which it relates in the manner in which such Company Property is currently used and operated); (iv) mortgages, liens, security interests, easements, restrictive covenants, rights-of-way and other encumbrances and/or defects, whether or not of record, against the fee title or other estate held by the landlord with respect to any Leased Property; (v)(A) platting, subdivision, zoning, building and other similar legal requirements,
(B) easements, restrictive covenants, rights-of-way, encroachments and other similar encumbrances, whether or not of record, and
(C) reservations of coal, oil, gas, minerals and mineral interests, whether or not of record, none of which items set forth in this clause (v) individually or in the aggregate materially interfere with the continued use and operation of the Company Property to which they relate in the manner in which such Company Property is currently used and operated; and (vi) other mortgages, liens, security interests, easements, restrictive covenants, rights-of-way and encumbrances, if any, described in Section 4(j) of the
Disclosure Schedule.  There are no eminent domain proceedings pending or, to the Knowledge of the Seller, threatened against any Company Property or any material portions thereof. Seller has delivered or caused to be delivered to Buyer, with respect to the Owned Properties and certain parcels of Leased Property, true and correct copies of the title insurance commitments and endorsements described in Section 4(j) of the Disclosure Schedule (collectively, the "Title Commitments") and true and correct copies of the surveys described in Section 4(j) of the Disclosure Schedule (collectively, the "Surveys").
           (k)  Condition of Assets.  The facilities and equipment
of the Company and the Subsidiary relating to the Frozen Specialty Business, in the aggregate, are adequate to conduct the Frozen Specialty Business substantially in the manner in which the Frozen Specialty Business was conducted during the nine-month period ended November 27, 1993.
           (l)  Intellectual Property.  Section 4(l) of the
Disclosure Schedule sets forth a true and complete list of (i) all domestic and foreign letters patent, patents and patent applications, and all registrations of trademarks, trade names, service marks and copyrights, and applications for such registrations, which are held by the Company or the Subsidiary
(other than those used primarily in the operation of the Surimi Business (as defined in Section 8(h) hereof)), or which are held by Seller and used in the operation of the Frozen Specialty Business, together in each case with the identity of the owner thereof, and
(ii) all licenses of the Company or the Subsidiary of, and all other material rights of the Company or the Subsidiary to use, any patents, trademarks, software and know-how held by others (other than those used primarily in the operation of the Surimi Business), and all licenses of Seller of, and other material rights of Seller to use, any patents, trademarks, software and know-how held by others and used in the operation of the Frozen Specialty Business
(in each case other than licenses of commercially available
computer software and licenses calling for annual payments not in excess of $25,000 per license or $50,000 in the aggregate for all such licenses), together in each case with the identity of the licensor (or other owner) and licensee (or other user) thereof.
The Company or the Subsidiary owns (free and clear of all liens, security interests and other charges and encumbrances other than
(i) liens for Taxes and other governmental charges which are not due and payable or which may be paid without penalty, and
(ii) other liens, security interests and encumbrances, if any, described in Section 4(l) of the Disclosure Schedule), or Seller,
the Company or the Subsidiary has a valid right to use without payment to any other party (other than pursuant to a license described in Section 4(l) of the Disclosure Schedule or the non-disclosure of which therein would not constitute a misrepresentation under Section 4(l) of this Agreement), the patents, trademarks, trade names, service marks and copyrights used in the operation of the Frozen Specialty Business (the
"Intellectual Property"), except where the failure of the Company or the Subsidiary to own, or the failure of Seller, the Company or the Subsidiary to have the right to use, any such Intellectual Property would not have, individually or in the aggregate, a
Material Adverse Effect. There is no claim or litigation pending (with respect to which Seller, the Company or the Subsidiary has been served or otherwise notified) or, to the Knowledge of Seller, threatened by any other person challenging or questioning either the right of the Company or the Subsidiary to use, or the validity of, any of the Intellectual Property in any jurisdiction, domestic or foreign.  To the Knowledge of Seller, no Intellectual Property,
or product, process, method, substance, part or other material of the Frozen Specialty Business, presently being sold or employed by the Company or the Subsidiary infringes on the rights owned or held by any other person in any material respect. To the Knowledge of Seller, no product, license, patent, trade name, trade dress, trademark, process, method, substance, part or other material presently being sold or employed by any other person infringes any rights of the Company or the Subsidiary with respect to the Intellectual Property. None of Seller, the Company or the
Subsidiary has received any written notice that any of the Intellectual Property has been declared unenforceable or otherwise invalid by any court or governmental authority.
           (m) Contracts. Section 4(m) of the Disclosure Schedule describes all of the following agreements, contracts, understandings or arrangements (and all amendments thereto)
relating primarily to the Frozen Specialty Business to which
Seller, the Company or the Subsidiary is a party or by which
Seller, the Company or the Subsidiary or the property or assets of Seller, the Company or the Subsidiary are bound:
           (i) each employment agreement (other than those that
 are or at the Closing will be terminable at will by the
 Company or the Subsidiary without penalty);
           (ii) each agreement containing a covenant not to
 compete that restricts the freedom of the Company or the
 Subsidiary to compete in any line of business with any
 person or in any area or territory;
           (iii) each agreement or contract with Seller or any affiliate of Seller (other than the Company or the
 Subsidiary) or any current officer or director of the
 Company or the Subsidiary or of Seller or any other
 affiliate of Seller (other than (A) employment agreements
 which are described in Section 4(m)(i) of the Disclosure
 Schedule or the non-disclosure of which therein does not
 constitute a misrepresentation under Section 4(m)(i) of
 this Agreement, (B) agreements or contracts constituting
 Seller's Plans (as defined in Section 4(p) hereof), and
 (C) agreements or contracts calling for annual payments
 not in excess of $25,000 per agreement or contract or
 $50,000 in the aggregate for all such agreements and
 contracts);
           (iv) each operating lease (as lessor or lessee) of
 any Company Property or any tangible personal property
 (except leases of tangible personal property calling for
 annual payments not in excess of $25,000 per lease or
 $50,000 in the aggregate for all such leases);
           (v) each license agreement (other than licenses of commercially available software and licenses calling for annual payments not in excess of $25,000 per license or
 $50,000 in the aggregate for all such licenses);
           (vi) each management, service, consulting or other
 similar type of contract under which there exists an
 aggregate future liability in excess of $25,000 per
 contract;
           (vii) each advertising agreement under which there
 exists an aggregate future liability in excess of $25,000
 per contract;
           (viii) each written agreement for the purchase or
 sale of raw materials, supplies or products in effect as
 of the date of this Agreement (other than purchase orders
 entered into in the ordinary course of business on an
 order-by-order basis and ongoing purchase or sale
 agreements calling for annual purchases or sales not in
 excess of $50,000 per agreement);
           (ix) other than with respect to intercompany loans
 or advances to be cancelled without repayment effective
 at the Closing pursuant to Section 8(g) hereof, each
 agreement or contract under which any money has been
 borrowed or loaned, each note, bond, indenture or other
 instrument evidencing indebtedness for borrowed money,
 and each guaranty of indebtedness for borrowed money;
           (x) each mortgage agreement, deed of trust, security agreement, purchase money agreement, conditional sales contract or capital lease (other than (A) any purchase
 money agreement, conditional sales contract or capital
 lease evidencing liens only on tangible personal property
 under which there exists an aggregate future liability
 not in excess of $25,000 per contract or lease,
 (B) protective filings of financing statements under the
 Uniform Commercial Code and (C) mortgage agreements,
 deeds of trust, security agreements, purchase money
 agreements, conditional sales contracts and capital
 leases evidencing liens on any Company Property covered
 by Title Commitments which are shown on the Title
 Commitments or are otherwise of record (other than any
 such agreement not shown on the Title Commitments of
 which Seller has Knowledge and which materially
 interferes with the continued use and operation of the
 Company Property to which it relates in the manner in
 which such Company Property is currently used and
 operated);
           (xi) each partnership or joint venture agreement; or
           (xii) each other agreement, contract, understanding
 or arrangement (other than contracts for the purchase or
 sale of goods or services entered into in the ordinary
 course of business, Collective Bargaining Agreements, and
 agreements, contracts, understandings or arrangements
 constituting Seller's Plans) which (A) is not terminable
 on ninety or fewer days' notice without penalty, (B) is
 over one year in length of obligation by the Seller,
 Company or the Subsidiary, and (C) involves an aggregate
 future liability in excess of $50,000 per contract.
Each agreement, contract, understanding and arrangement required to be described in Section 4(m) of the Disclosure Schedule and each mortgage agreement, deed of trust, security agreement, purchase money agreement, conditional sales contract and capital lease which would have been required to be described in Section 4(m) of the Disclosure Schedule but for the exclusion set forth in clause (x)(C) above (collectively, the "Contracts") is or at the Closing will be (i) a valid and binding obligation of the Company or the Subsidiary and, to the Knowledge of Seller, the other parties thereto, (ii) in full force and effect, and
(iii) enforceable by the Company or the Subsidiary in all material respects in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).  None of
Seller, the Company or the Subsidiary is (with or without the lapse of time or the giving of notice, or both) in material breach of or in material default under any of the Contracts.  To the Knowledge of Seller, no other party to any of the Contracts is (with or without the lapse of time or the giving of notice, or both) in material breach of or in material default under such Contract, or has given written notice that it intends to terminate prior to its expiration date, or alter in any manner materially adverse to the Company or the Subsidiary, its performance under such Contract. A true and correct copy of each of the written Contracts and an accurate summary of each of the other Contracts has been made available to Buyer. For purposes of this Section 4(m), contracts terminable at will shall mean oral or written agreements which do not provide for specified terms, are expressly made terminable at will or are terminable without penalty, regardless of whether any covenants of good faith and fair dealing may be implied, as a matter of law, in connection with any termination thereof.
           (n) Litigation; Decrees. No legal, administrative, arbitration or other proceeding or governmental investigation is pending (with respect to which Seller, the Company or the
Subsidiary has been served or otherwise notified) or, to the
Knowledge of Seller, threatened (i) against Seller which, if decided adversely to Seller, would adversely affect the ability of Seller to consummate the transactions contemplated hereby, or
(ii) against Seller, the Company or the Subsidiary with respect to the Frozen Specialty Business (other than (A) worker's compensation claims consistent with the historical experience of the Frozen Specialty Business which were not pending (or which were pending but with respect to which none of Seller, the Company or the Subsidiary had been served or otherwise notified) or, to the
Knowledge of Seller, threatened prior to February 25, 1994, and
(B) legal, administrative, arbitration or other proceedings or governmental investigations described in the Environmental
Reports).  The foregoing representation does not relate to Taxes, all representations with respect to which are the subject of
Section 4(h).  Neither the Company nor the Subsidiary is
specifically identified as a party subject to any restrictions or limitations under any judgment, order, injunction or decree of any court, arbitrator, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.
           (o)  Insurance.  The primary, excess and umbrella
policies of insurance currently maintained with respect to the
Company and the Subsidiary and their respective assets, properties and businesses are listed in Section 4(o) of the Disclosure
Schedule. None of Seller, the Company or the Subsidiary has at any time during the three years immediately preceding the date of this Agreement been unable to obtain at competitive rates insurance coverage with respect to the Frozen Specialty Business of types and in amounts customary for similar companies in the same business.
           (p)  Employee Benefits; ERISA.
           (i) Section 4(p) of the Disclosure Schedule identifies each employee pension, retirement, profit sharing, stock bonus, stock option, stock purchase, bonus, incentive, deferred
compensation, hospitalization, medical, dental, vision, vacation, insurance, sick pay, disability, severance, or other plan, fund, program, policy, contract or arrangement (including, without limitation, any "employee benefit plan" as defined in Section 3(3)
of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) providing employee benefits maintained or contributed to by Seller, the Company or the Subsidiary in which any employees of the Frozen Specialty Business are participating or under which any current or former employees of the Frozen Specialty Business have accrued any benefits to which they remain entitled (the "Seller's Plans"). Seller has provided Buyer with true and complete copies of all written Seller's Plans and accurate summaries of all other
Seller's Plans.
           (ii) Except as provided in Section 9 of this Agreement (and except with respect to (A) the general severance policy included within Seller's Plans (provided that nothing herein shall limit Seller's agreement with Buyer under Section 9(d) of this Agreement to pay severance to certain employees of the Frozen Specialty Business after the Closing), (B) any "multiemployer plan" (as defined in Section 3(37) of ERISA) included within Seller's
Plans, and (C) any incentive plan included within Seller's Plans which is designated as a "Non-Executive Incentive Plan" in
Section 4(p) of the Disclosure Schedule ("Non-Executive Incentive Plan(s)")), none of Buyer, the Company or the Subsidiary will have after the Closing any liability of any kind payable with respect to any Seller's Plan that is attributable to benefits accrued prior to the Closing or the operation or administration of such Seller's
Plan prior to the Closing.  In addition, none of Buyer, the Company or the Subsidiary will have after the Closing any liability of any kind with respect to any similar plan, fund, program, policy, contract or arrangement maintained by Seller or any of its
affiliates which is not a Seller's Plan as defined in the preceding paragraph.
           (iii)  All contributions required to be made or accrued
by Seller, the Company or the Subsidiary to any Seller's Plan which is a multiemployer plan or a Non-Executive Incentive Plan for all periods ending prior to the Closing Date (including periods from the first day of the current plan year through the last day immediately preceding the Closing Date) have been or will be prior to the Closing Date either made by Seller, or made or accrued by the Company or the Subsidiary. If Seller, the Company and the Subsidiary were to engage in a complete withdrawal from any such multiemployer plan immediately prior to the Closing, no withdrawal liability would be owed to that plan because of the "de minimis"
rule in Section 4209 of ERISA.
           (q) Absence of Changes or Events. Since November 27, 1993, the Frozen Specialty Business has been conducted in the ordinary course substantially consistent with past practice.
Without limiting the generality of the immediately preceding sentence, since November 27, 1993, the Frozen Specialty Business has not (except that clauses (ii), (iii) and (iv) apply only to the Company and the Subsidiary and not the Frozen Specialty Business),
and neither the Company nor the Subsidiary has, as the case may be, except as contemplated by this Agreement:
           (i) suffered any event, change, situation or development which would have a Material Adverse Effect, other than changes relating to the historic seasonality of the Frozen Specialty
Business;
           (ii) amended its charter or by-laws;
           (iii) declared, paid or set aside for payment or making
any dividend or made any other distribution of any of its assets with respect to the Shares or the capital stock of the Subsidiary (other than (A) distributions (as dividends, loans or advances) of any assets by the Subsidiary to the Company) or (B) distributions
(as dividends, loans or advances) of cash by the Company or the Subsidiary to Seller);
           (iv) redeemed or otherwise acquired any shares of its capital stock, or issued, or authorized or proposed the issuance of, any capital stock or any option, warrant or right relating thereto;
           (v) adopted or amended any Seller's Plan prior to the
date of this Agreement in a manner which would materially increase the benefits of employees of the Frozen Specialty Business or entered into or amended any Collective Bargaining Agreement;
           (vi) granted to any employee of the Frozen Specialty Business any increase in compensation payable or to become payable or other material benefits, except as was required under existing agreements or in the ordinary course of business consistent with past practice or increases for which Seller or any of its
affiliates (other than the Company or the Subsidiary) are solely obligated; or permitted any sums or other corporate assets to be paid to or withdrawn from the Company or the Subsidiary by the directors or officers of the Company or the Subsidiary, except for ordinary compensation and fees, payments under established benefit plans and ordinary expense reimbursement and similar payments;
           (vii) incurred, assumed or guaranteed any indebtedness
for borrowed money other than intercompany indebtedness to be cancelled without repayment effective at the Closing pursuant to
Section 8(g) hereof and other indebtedness incurred in the ordinary course of business consistent with past practice that does not exceed $50,000 in aggregate principal amount and is prepayable at any time without penalty;
           (viii) granted any mortgage, pledge, lien or encumbrance on, or agreed to the imposition of any restriction or charge of any kind (including any lease or license) with respect to, any of its assets, other than pursuant to purchase money agreements, conditional sales contracts, capital leases, operating leases or licenses the non-disclosure of which in Section 4(m)(iv), (v) or
(x) of the Disclosure Schedule would not constitute a misrepresentation under Section 4(m)(iv), (v) or (x) of this Agreement;
           (ix) cancelled any indebtedness for borrowed money owing
to it having an aggregate value, together with all other such indebtedness cancelled since November 27, 1993, of more than
$50,000, or waived any other claims or rights of material value
(other than settlements of trade accounts in the ordinary course of business);
           (x) except for distributions (as dividends, loans or advances) described in clause (iii) above and except for intercompany transactions in the ordinary course of business, loaned or advanced any amount to, or sold, transferred or leased any of its assets to, or entered into any agreement or arrangement with, Seller or any of its affiliates (other than the Company or the Subsidiary);
           (xi) made any change in any method of accounting or accounting practice or policy other than those required by generally accepted accounting principles or contemplated in the Statement of Principles and Methodology;
           (xii) purchased or otherwise acquired any assets of the Frozen Specialty Business or made any capital expenditures relating to the Frozen Specialty Business (other than (i) purchases of inventory in the ordinary course of business consistent with past practice and (ii) capital expenditures and other purchases of assets which, together with all other capital expenditures and other purchases of assets relating to the Frozen Specialty Business made since November 27, 1993, do not exceed $2,000,000 in the aggregate);
           (xiii) sold or otherwise disposed of any assets of the Frozen Specialty Business (other than (i) inventory in the ordinary course of business consistent with past practice and (ii) any other assets with an individual book value of less than $100,000 and an aggregate book value, together with all such other assets disposed of since November 27, 1993, of less than $250,000);
           (xiv) modified, amended or terminated in any respect materially adverse to the business, assets, condition (financial or otherwise) or results of operations of the Frozen Specialty
Business any of the Contracts, except terminations upon expiration of a Contract's term;
           (xv) paid, discharged or satisfied any material claim, lien, encumbrance or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) other than in the ordinary course of business consistent with past practice; or
           (xvi) agreed, whether in writing or otherwise, to do any
of the foregoing.
           (r) Compliance with Laws. Seller, the Company and the Subsidiary are conducting the Frozen Specialty Business in compliance with all applicable statutes, laws, ordinances, rules, orders, codes, zoning restrictions, licenses, concessions, permits and regulations of any governmental authority or instrumentality, domestic or foreign (including common law), including but not limited to, all applicable labor, civil rights, food and
occupational safety and health laws and regulations, except for noncompliance disclosed in the Environmental Reports and noncompliance which would not have, individually or in the
aggregate, a Material Adverse Effect. Seller, the Company and the Subsidiary together have all governmental licenses and permits necessary to conduct the Frozen Specialty Business as currently conducted, such governmental licenses and permits are in full force and effect, and no proceedings are pending (with respect to which Seller, the Company or the Subsidiary has been served or otherwise notified) or, to the Knowledge of Seller, threatened seeking the revocation or limitation of any such governmental licenses or permits, except in each case for governmental licenses and permits the lack of possession of which by Seller, the Company or the Subsidiary would not have, individually or in the aggregate, a Material Adverse Effect. All material governmental licenses and permits possessed by Seller, the Company or the Subsidiary and used in the operation of the Frozen Specialty Business are listed in
Section 4(r) of the Disclosure Schedule.  Neither the Company nor
the Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended. This Section 4(r) does not relate to Taxes, all representations with respect to which are the subject of Section 4(h).
           (s)  Environmental Matters.
           (i) Each of the Company and the Subsidiary is, and the Frozen Specialty Business is being conducted, in compliance with all Environmental Laws relating to the property of the Frozen Specialty Business or otherwise applicable to the Frozen Specialty Business, except for noncompliance disclosed in the Environmental Reports and noncompliance which would not have, individually or in the aggregate, a Material Adverse Effect.
           (ii)  Except as disclosed in the Environmental Reports,
and except for allegations of noncompliance which would not have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor the Subsidiary have received any written communication within the three years preceding the date of this Agreement from a governmental authority that alleges that the
Company or the Subsidiary is not in full compliance with any Environmental Laws relating to the property of the Frozen Specialty Business or otherwise applicable to the Frozen Specialty Business.
           (iii) Except as disclosed in the Environmental Reports, and except for Environmental Claims which would not have, individually or in the aggregate, a Material Adverse Effect, there have been no Environmental Claims made against the Company and the Subsidiary within the three years preceding the date of this Agreement.
           (iv) To the Knowledge of Seller, except as disclosed in the Environmental Reports, no Hazardous Substance has been disposed of, spilled or otherwise released by the Company, the Subsidiary or any other person on any parcel of Company Property, or by the
Company or the Subsidiary from any parcel of Company Property to the surrounding environment or any site away from such parcel of Company Property, at any time since such parcel of Company Property was directly or indirectly acquired by Seller, in such a way as to create any material current unpaid or future liability of the
Company or the Subsidiary under any Environmental Laws.
           (v)  To the Knowledge of Seller, except as disclosed in
the Environmental Reports, there are no underground storage tanks, abandoned wells or landfills on any parcel of Company Property.
           (vi) Seller has delivered or caused to be delivered to Buyer, with respect to the Owned Properties and certain parcels of Leased Property, true and complete copies of the environmental reports described in Section 4(s) of the Disclosure Schedule (collectively, the "Environmental Reports").
           (vii)  The following definitions apply to this
Section 4(s):
           (A)  "Hazardous Substance" shall have the meaning
 set out in Section 101(14) of the Federal Comprehensive
 Environmental Response, Compensation and Liability Act of
 1980, 42 U.S.C. Section 9601(14), as in effect on the date
 hereof, except that, for purposes of this Agreement, the
 term also shall include (A) petroleum (crude oil) and
 natural gas (whether existing as a gas or a liquid), and
 (B) with respect to any Company Property, any substance
 defined as hazardous or toxic by any state or local
 regulatory agency having jurisdiction over the operations
 of the Company or the Subsidiary at such Company
 Property;
           (B)  "Environmental Laws" means all federal, state,
 local and foreign laws, duties and regulations (including
 common law) now in effect relating to pollution,
 compensation for damage or injury caused by pollution or
 protection of human health or the environment;
           (C)  "Environmental Claim" means any written
 communication by a governmental authority alleging
 potential liability of the Company or the Subsidiary with
 respect to the Frozen Specialty Business (including,
 without limitation, potential liability for investigatory
 costs, cleanup costs, governmental response costs,
 natural resource damages, property damages, personal
 injuries or penalties), or by any other person
 threatening litigation for alleged liability of the
 Company or the Subsidiary with respect to the Frozen
 Specialty Business (including, without limitation,
 liability for property damages or personal injuries), in
 either case arising out of, based upon or resulting from
 (1) the presence, or release into the environment, of any
 material or form of energy at any location, whether or
 not owned by the Company or the Subsidiary or (2) any
 violation, or alleged violation, of any Environmental
 Laws.
           (t) Employee and Labor Relations. Section 4(t) of the Disclosure Schedule lists all written personnel policies, rules or procedures applicable to employees of the Frozen Specialty
Business.  As of November 27, 1993 and as of the last day
immediately preceding the Closing Date, the Company and the
Subsidiary had or will have paid in full to, or accrued on behalf of, all employees of the Frozen Specialty Business all material wages, salaries, vacation pay, commissions, bonuses (other than bonuses payable under any incentive plan which is designated as an "Executive Incentive Plan" in Section 4(p) of the Disclosure
Schedule, for all of which bonuses that are not settled at or prior to the Closing Seller will remain liable after the Closing) and other direct compensation for services performed by them to such date, and all amounts required to be reimbursed to such employees as of such date. Section 4(t) of the Disclosure Schedule lists all collective bargaining agreements and other contracts with any labor union representing employees of the Frozen Specialty Business to which Seller, the Company or the Subsidiary is a party or by which Seller, the Company or the Subsidiary is bound (collectively, the "Collective Bargaining Agreements"), and all such agreements or contracts currently being negotiated. No labor strikes, lockouts or material labor disputes or work stoppages involving the
employees of the Frozen Specialty Business are, or at any time during the three years immediately preceding the date of this Agreement have been, pending or, to the Knowledge of Seller, threatened against the Company or the Subsidiary. There are (i) no unfair labor practice charges or grievances pending (with respect to which Seller, the Company or the Subsidiary has been served or otherwise notified) before the National Labor Relations Board or any comparable foreign, state or local agency as of the date of this Agreement relating to any past or present employee of the
Frozen Specialty Business, and (ii) to the Knowledge of Seller, no union organizational campaigns presently in progress and no existing questions concerning representation with respect to the employees of the Frozen Specialty Business. Neither the Company
nor the Subsidiary has any existing bargaining obligations with any labor organization that represents employees of the Frozen
Specialty Business.  None of Seller, the Company or the Subsidiary
has received at any time during the three years immediately
preceding the date of this Agreement any written notice of any complaints or charges alleging employment discrimination or violations of employment laws relating to any past or present employee of the Frozen Specialty Business which are currently unresolved or which were resolved during such period following commencement of a judicial or administrative proceeding. During the three years immediately preceding the date of this Agreement, the Company has not effectuated (i) a "plant closing" (as defined in the Worker Adjustment and Retraining Notification Act (the "WARN Act")) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Frozen Specialty Business, or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Frozen Specialty Business; nor has either the Company or the Subsidiary been affected by any transaction or engaged in layoffs or employment terminations relating to the Frozen Specialty
Business sufficient in number to trigger application of any similar state or local law. None of the employees of the Frozen Specialty Business has suffered an "employment loss" (as defined in the WARN
Act) within ninety days prior to the Closing Date.
           (u) Banks. Section 4(u) of the Disclosure Schedule sets forth the name of each financial institution at which the Company or the Subsidiary has a checking account, deposit account,
securities account, lock box, safe deposit box or other similar safekeeping arrangement, the number or other identification of all such accounts and arrangements, and the names of all persons authorized to draw thereon or have access thereto.
           (v) Major Customers and Suppliers. Section 4(v) of the Disclosure Schedule lists (i) the names of the ten largest customers (by revenues generated) of the Frozen Specialty Business, and the approximate total amount of revenues of the Frozen
Specialty Business generated by each such customer, during the nine-month period ended November 27, 1993, and (ii) the names of the ten largest suppliers (by purchases made) of products to the Frozen Specialty Business, and the approximate total amount of the purchases made by the Frozen Specialty Business from each such supplier, during such nine-month period. As of the date of this Agreement, Seller has no Knowledge, based upon any notice received by Seller, the Company or the Subsidiary from any such customer or supplier, of any facts or circumstances which have resulted, or are reasonably likely to result, in a termination of the business relationships of the Company or the Subsidiary with such customer or supplier, if termination of such business relationships would have a Material Adverse Effect.
           (w)  Directors, Officers and Major Employees.
Section 4(w) of the Disclosure Schedule sets forth (i) a complete and accurate list of the names and titles of all directors and officers of the Company and the Subsidiary, and all employees of the Frozen Specialty Business who report directly to the President of Seller's Prepared Foods Division or whose annual base salary for the fiscal year ended February 28, 1994 exceeds $100,000, (ii) the family relationships, if any, among such persons, and (iii) the annual base salary for the fiscal year ended February 28, 1994 (and the annual bonuses for the immediately preceding fiscal year) of each such person who is an employee of the Frozen Specialty
Business.
           (x)  Inventory.  Substantially all inventory of the
Frozen Specialty Business disposed of by the Company or the
Subsidiary since November 27, 1993 has been disposed of in the ordinary course of business and at prices and under terms that were substantially consistent with the past practice of the Frozen Specialty Business regarding the disposition of similar quantities of inventory of similar quality.  As of the date of this Agreement and as of the Closing Date, the quantities of inventory of the
Frozen Specialty Business are or will be sufficient for the
operation of the Frozen Specialty Business as conducted at such date.
           (y) Intercompany Services. All material general and administrative services provided by Seller or any of its affiliates (other than the Company or the Subsidiary) to the Company or the Subsidiary in connection with the operation of the Frozen Specialty Business are described in Section 4(y) of the Disclosure Schedule.
           (z) Disclosure. To the Knowledge of Seller, the representations and warranties of Seller in this Agreement and the statements contained in the Disclosure Schedule, when considered as a whole, do not contain any untrue statement of a material fact and do not omit to state any material fact necessary to make any such representations, warranties and statements not misleading.
           5.   Covenants of Seller.  Seller covenants and agrees as
follows:
           (a) Access. Prior to the Closing, Seller will, and will cause each of the Company and the Subsidiary to, give Buyer and its officers, employees, agents and representatives reasonable access, during normal business hours (and at all times during the weekend immediately preceding the Closing Date) and upon reasonable notice, to the personnel, facilities, properties, books and records of the Company and the Subsidiary which relate to the Frozen Specialty Business (including without limitation the work papers compiled by Seller in connection with the preparation of the Closing Statement) and will cause their officers to furnish Buyer with such financial and operating data and other information with respect to the business and properties of the Frozen Specialty Business as Buyer may from time to time reasonably request, all to enable Buyer to perform a full due diligence review of the business, assets and operations of the Frozen Specialty Business and to review the
Closing Statement and resolve any disputes relating thereto;
provided, however, that (i) such access shall not unreasonably disrupt the normal operations of Seller, the Company or the Subsidiary, and (ii) Seller may excise from any books and records to which Buyer and its officers, employees, agents and
representatives have access all information that does not relate to the Frozen Specialty Business.
           (b)  Ordinary Conduct.  Except as expressly contemplated
by this Agreement (including without limitation Sections 8(g) and
(h) hereof), from the date hereof to the Closing, Seller will and will cause the Company and the Subsidiary to conduct the Frozen Specialty Business in the ordinary course in substantially the same manner as presently conducted and will cause the Company and the Subsidiary to maintain their corporate existence in good standing, maintain proper business and accounting records, and make all reasonable efforts consistent with past practices to preserve their business organization and relationships with their respective material customers and suppliers, key employees and others with whom they have a material business relationship.  In addition, except as expressly contemplated by this Agreement (including without limitation Sections 8(g) and (h) hereof), prior to the Closing, Seller will not permit the Company or the Subsidiary to do any of the following without the prior written consent of Buyer:
           (i) amend its charter or by-laws;
           (ii) declare, pay or set aside for payment or making
 any dividend or make any other distribution of any of its
 assets with respect to the Shares or the capital stock of
 the Subsidiary; provided, however, that (A) distributions
 (as dividends, loans or advances) of any assets may be
 made by the Subsidiary to the Company at any time prior
 to the Closing, and (B) distributions (as dividends,
 loans or advances) of cash may be made by the Company or
 the Subsidiary to Seller at any time prior to the close
 of business on the last day immediately preceding the
 Closing Date (it being understood that the Company and
 the Subsidiary intend to distribute directly or
 indirectly to Seller on a daily basis substantially all
 of their cash and that such intercompany distributions
 will be subject to Section 8(g) hereof);
           (iii) redeem or otherwise acquire any shares of its
 capital stock, or issue, or authorize or propose the
 issuance of, any capital stock or any option, warrant or
 right relating thereto;
           (iv) adopt or amend any Seller's Plan maintained by
 the Company or the Subsidiary (rather than by Seller), or
 adopt or amend any Seller's Plan (other than any
 severance plan for which Seller (and not the Company or
 the Subsidiary) shall be solely obligated) maintained by
 Seller unless such Seller's Plan also covers other
 employees of Seller or any of its affiliates in addition
 to employees of the Frozen Specialty Business and Seller
 notifies Buyer of such adoption or amendment promptly
 after effecting the same, or enter into or amend any
 Collective Bargaining Agreement;
           (v) grant to any employee of the Frozen Specialty
 Business any increase in compensation payable or to
 become payable or other material benefits, except as may
 be required under existing agreements or in the ordinary
 course of business consistent with past practice or
 increases for which Seller or any of its affiliates
 (other than the Company or the Subsidiary) shall be
 solely obligated; or permit any sums or other corporate
 assets to be paid to or withdrawn from the Company or the
 Subsidiary by the directors or officers of the Company or
 the Subsidiary, except for ordinary compensation and
 fees, payments under established benefit plans and
 ordinary expense reimbursement and similar payments;
           (vi) incur, assume or guarantee any indebtedness for borrowed money other than intercompany indebtedness to be cancelled without repayment effective at the Closing
 pursuant to Section 8(g) hereof and other indebtedness
 incurred in the ordinary course of business consistent
 with past practice that, together with all such other
 indebtedness incurred since November 27, 1993, does not
 exceed $50,000 in aggregate principal amount and is
 prepayable at any time without penalty, provided that in
 no event shall the Company or the Subsidiary incur,
 assume or guarantee any long-term indebtedness for
 borrowed money;
           (vii) grant any mortgage, pledge, lien or
 encumbrance on, or agree to the imposition of any
 restriction or charge of any kind  (including any lease
 or license) with respect to, any of its assets, other
 than pursuant to purchase money agreements, conditional
 sales contracts, capital leases, operating leases or
 licenses the non-disclosure of which in Section 4(m)(iv),
 (v) or (x) of the Disclosure Schedule would not
 constitute a misrepresentation under Section 4(m)(iv),
 (v) or (x) of this Agreement;
           (viii) cancel any indebtedness for borrowed money
 owing to it having an aggregate value, together with all
 other such indebtedness cancelled since November 27,
 1993, of more than $50,000, or waive any other claims or
 rights of material value (other than settlements of trade
 accounts in the ordinary course of business);
           (ix) except for distributions (as dividends, loans
 or advances) permitted under clause (ii) above and except
 for intercompany transactions in the ordinary course of
 business, loan or advance any amount to, or sell,
 transfer or lease any of its assets to, or enter into any
 agreement or arrangement with, Seller or any of its
 affiliates (other than the Company or the Subsidiary);
           (x) make any change in any method of accounting or accounting practice or policy other than those required by generally accepted accounting principles or
 contemplated in the Statement of Principles and
 Methodology;
           (xi) purchase or otherwise acquire any assets of the
 Frozen Specialty Business or make any capital
 expenditures relating to the Frozen Specialty Business
 (other than (i) purchases of inventory in the ordinary
 course of business consistent with past practice and
 (ii) capital expenditures and other purchases of assets
 which, together with all other capital expenditures and
 other purchases of assets relating to the Frozen
 Specialty Business made since November 27, 1993, do not
 exceed $2,000,000 in the aggregate);
           (xii) sell or otherwise dispose of any of the assets
 of the Frozen Specialty Business (other than
 (i) inventory in the ordinary course of business
 consistent with past practice and (ii) any other assets
 with an individual book value of less than $100,000, and
 an aggregate book value, together with all such other
 assets disposed of since November 27, 1993, of less than
 $250,000);
           (xiii) modify, amend or terminate in any respect
 materially adverse to the business, assets, condition
 (financial or otherwise) or results of operations of the
 Frozen Specialty Business any of the Contracts, except
 terminations upon expiration of a Contract's term;
           (xiv) pay, discharge or satisfy any material claim, lien, encumbrance or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due)
 other than in the ordinary course of business consistent with past practice; or
           (xv) agree, whether in writing or otherwise, to do
 any of the foregoing.
           (c) Confidentiality. Seller will keep confidential and cause its affiliates to keep confidential all non-public information relating to the Frozen Specialty Business or the
Company or Subsidiary (other than any such information which relates to the Surimi Business), except for (i) disclosures
required by law or administrative process (including without limitation disclosures required in Tax Returns or in other governmental filings) and disclosures in the defense of any Third Party Claim (as defined in Section 11(f)) or the contest of any Tax Claim (as defined in Section 11(g)), provided that Seller shall provide Buyer with prompt advance notice of any such required disclosure so that, if appropriate, Buyer may seek an appropriate protective order with respect to such disclosure, and
(ii) information which becomes public other than as a result of a breach of this Section 5(c) or is disclosed by Seller in the defense of any claim by Buyer or any of its affiliates against
Seller.  Seller will, to the extent practicable, excise from any books and records of Seller or any of its affiliates that relate to both the Frozen Specialty Business and any other businesses of
Seller or any of its affiliates all information that relates solely to the Frozen Specialty Business prior to the disclosure of such books and records to any third party.
           (d) Insurance. Seller shall keep, or cause to be kept, all insurance policies set forth in Section 4(o) of the Disclosure Schedule, or equivalent replacements therefor, in full force and effect through the Closing.
           (e) Resignations. At the Closing, Seller shall cause to be delivered to Buyer duly signed resignations, effective immediately after the Closing, of all directors and officers of the Company and the Subsidiary (other than those directors and officers designated in writing by Buyer to Seller at least five business days prior to the Closing Date), or shall take such other action as is necessary to assure that such persons are not directors or officers of the Company or the Subsidiary after the Closing.
           (f)  Covenant Not to Compete.
           (i) Seller hereby agrees that, except as hereinafter provided, for a period commencing on the Closing Date and terminating on the third anniversary of the Closing Date, it will not, except in the case of a Permitted Investment or a Permitted Co-Pack Arrangement (each as hereinafter defined), without Buyer's prior written consent, directly or indirectly engage or participate in (or become a partner, co-venturer, co-marketer or shareholder in or otherwise participate in the management or operation of any venture or enterprise of any kind that engages in) the business of
(x) manufacturing any Restricted Products (as hereinafter defined)
for sale anywhere in the Non-Competition Area hereinafter referred to (the "Restricted Manufacturing Business") or (y) distributing anywhere in the Non-Competition Area any Restricted Products manufactured for Seller, under Seller's labels, pursuant to co-pack or other arrangements with any person other than the Company (the businesses described in clauses (x) and (y) above being herein collectively called the "Restricted Business"), provided that
Seller may directly or indirectly own in the aggregate up to 5% of any outstanding class of equity securities of any entity engaged in the Restricted Business or any portion thereof in the
Non-Competition Area, the equity securities of which are actively traded on a national or regional stock exchange, in the national over-the-counter market in the United States or in an over-the-counter market in Canada.  It is understood that none of
(A) the marketing or distribution by Seller, directly or
indirectly, of products of any nature manufactured by others (other than products manufactured for Seller, under Seller's labels, pursuant to co-pack or other arrangements with any person other than the Company), (B) the manufacture by Seller, directly or indirectly, of products currently manufactured by the Meat unit of Seller's Prepared Foods Division, or (C) the manufacture by Seller, directly or indirectly, of analog seafood products (including without limitation appetizers containing analog seafood products), shall be deemed to constitute a Restricted Business for any purpose hereof. As used herein, the phrase "Restricted Products" shall mean any products of a type manufactured or under development by the Frozen Specialty Business at any time during the one-year period immediately prior to the Closing, including without
limitation frozen appetizers, frozen Italian products, frozen
Mexican products, frozen entrees and frozen portion meats, other than products of a nature manufactured for sale by the Meat unit of Seller's Prepared Foods Division as described in Section 4(m)(iii)
of the Disclosure Schedule (provided that a product shall not be deemed to be "under development" at any time during the one-year period immediately prior to the Closing if a prototype of such product has not been produced by the Company during such period, as evidenced by the written records maintained by the Company's test kitchens). As used herein, the phrase "Non-Competition Area" shall mean the United States and Canada.
           (ii) For purposes of this Section 5(f), a Permitted Investment shall be defined as:
           (A) an acquisition after the Closing of an entity
 (or all or any portion of its equity interests) or
 business (the entity or business so acquired being herein
 called the "Acquired Business") engaged in the Restricted Manufacturing Business, if that portion of the Acquired
 Business that is engaged in the Restricted Manufacturing
 Business generated less than $15,000,000 in revenues and
 accounted for less than 15% of the total revenues of the
 Acquired Business during the most recently completed
 fiscal year of the Acquired Business preceding the date
 of the acquisition; and
           (B) an acquisition after the Closing (other than
 under clause (A) above) of an Acquired Business engaged
 in the Restricted Manufacturing Business (or all or any
 portion of its equity interests), if (1) that portion of
 the Acquired Business that is engaged in the Restricted
 Manufacturing Business (the "Competing Business")
 generated less than $50,000,000 in revenues and accounted
 for less than 25% of the total revenues of the Acquired
 Business during the most recently completed fiscal year
 of the Acquired Business preceding the date of the
 acquisition, (2) Seller gives written notice to Buyer of
 the proposed acquisition, the identity of the Acquired
 Business and a description of the businesses conducted by
 it, including without limitation the Competing Business,
 at least ten days before the acquisition if Seller then
 has Knowledge that the Acquired Business includes a
 Competing Business (or if Seller does not then have such
 Knowledge, within ten days after Seller acquires such
 Knowledge), (3) Seller has at all times prior to the
 disposition of the Competing Business referred to in
 clause (4) below the direct or indirect legal right to
 dispose of the Competing Business without the consent of
 any other holder of a debt or equity interest in the
 Acquired Business, and (4) Seller uses its best efforts
 to dispose of, or cause the Acquired Business to dispose
 of, the Competing Business on commercially reasonable
 terms within 18 months after the acquisition.
           (iii) Prior to any disposition of a Competing Business pursuant to clause (ii)(B)(4) above or any solicitation of proposals or offers from anyone other than Buyer to purchase a Competing Business to be so disposed of, Seller shall give notice to Buyer (the "Seller's Notice") of its intent to dispose of, or cause the Acquired Business to dispose of, such Competing Business. For 30 days after receipt of the Seller's Notice, Buyer from time to time shall be given information relating to the Competing
Business of a nature that Seller customarily would give prospective buyers of the Competing Business at a comparable stage of evaluation or negotiation (subject to customary confidentiality obligations of Buyer) and the opportunity to discuss with representatives of Seller the possible acquisition of the Competing Business. During the 30 day period referred to above, (A) Buyer promptly shall give notice to Seller at such time, if any, as it ceases to be interested in acquiring the Competing Business, in which event this clause (iii) shall be of no further effect, and
(B) unless any such notice shall have been given by Buyer, Seller shall negotiate in good faith with Buyer to determine whether the parties can reach agreement concerning an acquisition of the
Competing Business. If at the end of such period, or any extension thereof agreed to by the parties, Seller shall determine that it will be unable to reach such an agreement with Buyer, then Seller may sell the Competing Business to any person who is not an
affiliate of Seller at such price and on such other terms as Seller shall in its sole discretion determine without being subject to any further obligation to Buyer pursuant to this clause (iii) (provided that if Seller determines after the end of such period to engage in a general solicitation of bids for the Competing Business, Buyer shall be given the same opportunity to bid for the Competing
Business as is afforded other prospective buyers).
           (iv) For purposes of this Section 5(f), a Permitted Co-Pack Arrangement shall be defined as:
           (A) in the case of an acquisition after the Closing
 of an Acquired Business (or all or any portion of its
 equity interests) which at the time of such acquisition
 distributes one or more Restricted Products in the
 Non-Competition Area which are manufactured for it, under
 its labels, pursuant to one or more co-pack or other
 arrangements, the continued distribution after such
 acquisition of such Restricted Products pursuant to one
 or more co-pack or other arrangements; and
           (B) the distribution by Seller of any Restricted
 Products in the Non-Competition Area which are
 manufactured for Seller, under Seller's labels, pursuant
 to one or more co-pack or other arrangements with one or
 more persons other than the Company, if, prior to
 entering into such co-pack or other arrangements,
 (i) Seller shall have requested that the Company co-pack
 such Restricted Products for Seller in accordance with
 the bona fide product specifications and other non-price
 terms specified by Seller, and (ii) the Company shall
 have failed, within a reasonable period of time (not to
 exceed seven days) after the making of such request, to
 have agreed to co-pack such Restricted Products for
 Seller in accordance with such product specifications and
 other non-price terms and at a price per unit which is no
 higher than the lowest price per unit charged at the time
 by the Company to its similar customers purchasing on
 similar non-price terms similar quantities of Restricted
 Products meeting similar product specifications (or, if
 no such customer then exists, for a commercially
 reasonable price).
           (v) Seller hereby also agrees that, for a period commencing on the Closing Date and terminating on the third anniversary of the Closing Date, it will not, without Buyer's prior written consent, directly or indirectly enter into any agreement or arrangement with any person other than the Company to purchase any Restricted Products manufactured by such person, if Seller should have reasonably known that such agreement or arrangement would, given the volume of Restricted Products to be acquired under such agreement or arrangement and the then existing physical capacity of such person to manufacture such Restricted Products and utilization by such person of such physical capacity, cause such person to materially expand such physical manufacturing capacity or to add additional employee shifts to produce such Restricted Products
(unless any such expansion of physical manufacturing capacity or addition of employee shifts was primarily caused by factors other than the entering into of such agreement or arrangement).
           (vi) Seller hereby further agrees that, except as hereinafter provided, for a period commencing on the Closing Date and terminating on the first anniversary of the Closing Date, it will not, without Buyer's prior written consent, directly or indirectly solicit any person who was at any time during the one-year period immediately prior to the Closing Date a customer of the Frozen Specialty Business to purchase from Seller any
Restricted Products acquired by Seller from any person other than the Company, provided that if Seller directly or indirectly
acquires after the Closing an Acquired Business (or all or any portion of its equity interests) which at the time of such
acquisition sells one or more Restricted Products to any such customers of the Frozen Specialty Business, such Acquired Business may continue after such acquisition to solicit such customers to purchase such Restricted Products.
           (vii) Buyer and Seller agree that the duration and the Non-Competition Area for which the covenant not to compete set forth in this Section 5(f) is to be effective are reasonable.
However, in the event that any court determines that the duration or the Non-Competition Area, or both of them, are unreasonable and that such covenant is to that extent unenforceable, Buyer and
Seller agree that the covenant shall remain in full force and effect for the greatest time period not longer than that duration and for the greatest area within the Non-Competition Area that would not render it unenforceable. Buyer and Seller agree that the covenant shall be deemed to be a series of separate covenants, one for each and every state, county or province in the Non-Competition Area where the covenant not to compete is intended to be effective.
           (g) Delivery of Records. At the Closing or as soon thereafter as practicable, but in no event later than 30 days after the Closing Date, Seller will deliver or cause to be delivered to Buyer all corporate records of the Company and the Subsidiary, and all other original agreements, documents, books and records
relating primarily to the Frozen Specialty Business in the
possession of Seller to the extent not then in the possession of the Company or the Subsidiary (other than work papers relating to Taxes, which Seller may retain subject to Buyer's rights of access pursuant to Section 12(c) hereof); provided, however, that
(i) subject to Seller's obligations under Section 5(c) hereof,
Seller shall have the right to keep copies (but not originals) of all such Tax Returns and accounting books and records and to use such copies, and (ii) with respect to books and records (including without limitation Tax Returns and accounting books and records) relating to both the Frozen Specialty Business, on the one hand, and to any other business or operation presently or formerly conducted by Seller or any of its affiliates, on the other hand,
(A) subject to Seller's obligations under Section 5(c) hereof,
Seller shall have the right to keep copies (but not originals) of such books and records and to use such copies or otherwise transfer them to a third party, and (B) excerpts from such books and records that do not relate to the Frozen Specialty Business may be excised from the books and records that are delivered to Buyer.
           (h) No Shopping. Seller will not, and will cause the Company and the Subsidiary not to, directly or indirectly, solicit, encourage, facilitate, participate or engage in (including by way of furnishing any nonpublic information concerning the business, properties or assets of the Frozen Specialty Business), any Acquisition Proposal (as defined below). Seller will notify Buyer promptly if any formal, written Acquisition Proposal is received by Seller, the Company or the Subsidiary (but need not disclose to
Buyer the identity of the person making such Acquisition Proposal).
As used in this Agreement, "Acquisition Proposal" shall mean any proposal received by Seller, the Company or the Subsidiary from a person other than Buyer for a merger or other business combination involving the Company or the Subsidiary, for the acquisition of a substantial equity interest in the Company or the Subsidiary, or for the acquisition of a substantial portion of the assets of the Frozen Specialty Business.
           (i)  Current Information.  During the period from the
date of this Agreement to the Closing, Seller (i) shall notify or cause the Company and the Subsidiary to notify Buyer of (A) any change in the normal course of business or operations of the Frozen Specialty Business that would have a Material Adverse Effect,
(B) the making or commencement of any governmental complaints, investigations or hearings relating to the Frozen Specialty
Business of which Seller has Knowledge that would have a Material Adverse Effect (or the receipt by Seller, the Company or the Subsidiary of any communications indicating that the same may be contemplated), (C) the institution or threat of any material litigation relating to the Frozen Specialty Business of which
Seller has Knowledge, or the settlement of any material litigation relating to the Frozen Specialty Business, and (D) any facts or circumstances of which Seller first obtains Knowledge after the date of this Agreement, based upon any notice received by Seller, the Company or the Subsidiary from any customer or supplier named in Section 4(v) of the Disclosure Schedule, which have resulted, or are reasonably like to result, in a termination of the business relationships of the Company or the Subsidiary with such customer or supplier, if termination of such business relationships would have a Material Adverse Effect; and (ii) shall keep Buyer fully informed of such events.
           (j)  No Representations or Warranties.  Seller
acknowledges that neither Buyer nor any other person has made any representation or warranty, expressed or implied, as to the accuracy or completeness of any information regarding Buyer not included in this Agreement or in any certificate delivered pursuant hereto, and neither Buyer nor any other person will have or be subject to any liability to Seller, the Company, the Subsidiary or any other person resulting from the distribution to Seller, the Company or the Subsidiary, or Seller's use, of any such information, except as expressly provided in this Agreement.
           (k) No Solicitation. For a period of one year from the date of this Agreement, Seller will not, directly or indirectly,
(i) affirmatively solicit the employment (including any consulting or similar arrangement) of any employee of the Frozen Specialty Business listed in Section 5(k) of the Disclosure Schedule at any time while such person is employed in the Frozen Specialty
Business, or (ii) affirmatively solicit any such person to
otherwise leave such person's employment with the Frozen Specialty
Business.
           6.   Representations and Warranties of Buyer.  Buyer
hereby represents and warrants to Seller that the statements contained in this Section 6 are true and correct as of the date of this Agreement.
           (a) Organization and Authority of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All corporate acts and proceedings required to be taken to authorize the
execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby have been duly and properly taken, including the due and valid authorization of the Board of Directors of Buyer. This Agreement
has been duly executed and delivered by Buyer and, assuming the due authorization, execution and delivery of this Agreement by Seller, constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).  The execution and delivery by Buyer of this Agreement do not, and the
consummation by Buyer of the transactions contemplated hereby and compliance by Buyer with any of the provisions hereof will not, with or without notice or passage of time, or both, (i) conflict with, or result in any violation of, any provision of the charter or by-laws of Buyer, (ii) conflict with, result in any violation of, or constitute a default under, any instruments, contracts, commitments or agreements to which Buyer is a party or by which
Buyer or the property or assets of Buyer are bound (except where any such conflict, violation or default would not adversely effect the validity of this Agreement or Buyer's ability to consummate the transactions contemplated hereby or to comply with the provisions hereof), or (iii) conflict with, or result in any violation of, any judgment, order, writ, injunction or decree to which Buyer has been specifically identified as subject, or any statute, law, ordinance, rule or regulation applicable to Buyer or its property or assets (except where any such conflict or violation would not adversely effect the validity of this Agreement or Buyer's ability to consummate the transactions contemplated hereby or to comply with the provisions hereof). No material consent, approval, license, permit, order or authorization of, or waiver by, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required to be obtained or made by or with respect to Buyer in order for Buyer to execute, deliver and perform this Agreement or to consummate the transactions contemplated hereby other than compliance by Buyer with and filings by Buyer under the HSR Act, and compliance by Buyer with and filings by
Buyer under Section 13(a) or 15(d), as the case may be, of the Securities Exchange Act of 1934, as amended.
           (b) Securities Laws. The Shares purchased by Buyer pursuant to this Agreement are being acquired for investment only and not with a view to, or for sale in connection with, any public distribution thereof, nor with any present intention of distributing or selling the Shares.
           (c)  Litigation; Decrees.  There are no judgments,
orders, injunctions or decrees of any court, arbitrator, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, to which Buyer is subject which prohibit or enjoin, or otherwise adversely affect the ability of Buyer to consummate, the transactions contemplated hereby.
There are no legal, administrative, arbitration or other
proceedings or governmental investigations pending (with respect to which Buyer has been served or otherwise notified) or, to the knowledge of Buyer, threatened against Buyer which, if decided adversely to Buyer, would adversely affect the ability of Buyer to consummate the transactions contemplated hereby.
           (d)  Availability of Funds.  Buyer has delivered to
Seller a true and correct copy of a commitment of Chemical Bank to provide financing which, together with Buyer's available cash, is sufficient to enable Buyer to consummate the transactions contemplated by this Agreement, and such commitment is in full force and effect.
           7.   Covenants of Buyer.  Buyer covenants and agrees as
follows:
           (a) Confidentiality. Buyer acknowledges that the information being provided to it by Seller is subject to the terms of a confidentiality agreement between Buyer and Seller relating to the Frozen Specialty Business (the "Confidentiality Agreement"),
the terms of which are incorporated herein by reference. The Confidentiality Agreement shall remain in effect after the Closing as to all confidential information that does not relate to the
Frozen Specialty Business.
           (b)  No Representations or Warranties.  Buyer
acknowledges that none of Seller, the Company, the Subsidiary or any other person has made any representation or warranty, expressed or implied, as to the accuracy or completeness of any information regarding Seller, the Company, the Subsidiary or the Frozen
Specialty Business not included in this Agreement or in any certificate delivered pursuant hereto, and none of Seller, the Company, the Subsidiary or any other person will have or be subject to any liability to Buyer or any other person resulting from the distribution to Buyer, or Buyer's use, of any such information, except as expressly provided in this Agreement.
           (c)  Retention of Records.  Without limiting the
provisions of Sections 11 and 12 hereof, unless otherwise consented to in writing by Seller (which consent shall not be unreasonably withheld), Buyer shall at no time after the Closing cause or permit the Company or the Subsidiary to destroy or otherwise dispose of any of its books and records existing as of the Closing, which books and records are less than seven years old at the time of such proposed destruction, without first offering to surrender to the Seller such books and records or any portion thereof.
           8.   Mutual Covenants.  Each of Seller and Buyer
covenants and agrees as follows:
           (a) Consents. With respect to (i) consents to the transactions contemplated by this Agreement required from parties to instruments, contracts, commitments, agreements or arrangements relating primarily to the Frozen Specialty Business, and (ii) new governmental licenses, permits and authorizations required as a result of the change in control of the Company and the Subsidiary occurring at Closing in order for the Company and the Subsidiary to conduct the Frozen Specialty Business following the Closing in the same manner in which the Frozen Specialty Business was conducted prior to the Closing, Seller and Buyer shall cooperate in any commercially reasonable manner to attempt to obtain any such consents and any such new governmental licenses, permits or authorizations; provided, however, that such cooperation shall not include any requirement of Seller, Buyer or any of their respective affiliates to pay money or offer or grant any accommodation
(financial or otherwise) to any third party.
           (b) Cooperation. Buyer and Seller shall cooperate with each other and shall cause their respective, and their respective affiliates', officers, employees, agents and representatives to cooperate with each other for a period of 60 days after the Closing Date to ensure the orderly transition of the Frozen Specialty
Business from Seller to Buyer and to minimize any disruption to the respective businesses of Seller, Buyer, the Company and the
Subsidiary that might result from the transactions contemplated hereby. Neither party shall be required by this Section 8(b) to take any action that would unreasonably interfere with the conduct of its or its affiliate's businesses.
           (c)  Use of Trademarks.
           (i)  With respect to all stationery and packaging
materials of the Company or the Subsidiary which are owned or on order at the time of Closing and which bear the corporate name of Seller, the Company or any other affiliate of Seller (other than the Subsidiary), the name of the Prepared Foods Division of Seller, or any other trade name, trademark, service mark or logo of Seller or any affiliate of Seller other than those set forth in
Section 4(l) of the Disclosure Schedule (collectively, the
"Marks"), Seller hereby grants to the Company and the Subsidiary, effective at the time of Closing, the nontransferable right and non-exclusive license to use for a reasonable time (not to exceed
12 months) after the Closing all of such stationery and packaging materials in the ordinary course of conduct of the Frozen Specialty Business. Buyer agrees that the nature and quality of all products of the Company or the Subsidiary sold under any of the Marks shall substantially conform to Seller's past practices, standards and specifications. If Seller at any time during the Company's or the Subsidiary's use of such materials after the Closing reasonably determines that the requirements of the foregoing provision have not been complied with in all material respects, Seller shall have the right to immediately terminate the right and license granted under this Section 8(c) by giving written notice of such
termination to Buyer.
           (ii) Immediately after the Closing, Buyer shall take and cause the Company to take all corporate actions as may be necessary or required to change the Company's name to a name that does not include the word "Multifoods" or any variant thereof, including without limitation the filing with the Delaware Secretary of State of a certificate of amendment to the Company's charter reflecting such name change, and shall promptly thereafter file with the appropriate governmental authorities in each and every jurisdiction specified in Section 4(c) of the Disclosure Schedule in which the Company is qualified to do business as a foreign corporation appropriate forms reflecting such name change.
           (iii) As soon as reasonably practicable following the Closing (but in any event within six months after the Closing
Date), Buyer shall cause the Company and the Subsidiary to relabel all of their vehicles, building signs and other tangible fixed assets bearing any of the Marks.
           (iv)  Other than as contemplated under clause (i), (ii)
or (iii) above, Buyer shall not, without the prior written consent of Seller, use or permit the Company or the Subsidiary at any time after the Closing to use in any manner any of the Marks.
           (d) Publicity. Seller and Buyer agree that no public release or announcement concerning the transactions contemplated hereby shall be issued by either party or the Company prior to the Closing without the prior written consent of the other party, except as such release or announcement may be required by law or the rules or regulations of any United States or foreign securities exchange, in which case the party required to make the release or announcement shall, if practicable under the circumstances, allow the other party reasonable time to comment on such release or announcement in advance of such issuance.
           (e)  Best Efforts.  Subject to the terms and conditions
of this Agreement (including the limitations set forth in
Section 8(a)), each party will use its best efforts as promptly as practicable to satisfy all conditions to Closing set forth in this Agreement that are within such party's control.
           (f)  Filings.  Each of Seller and Buyer will as promptly
as practicable, but in no event later than five days following the execution and delivery of this Agreement, file with the United
States Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") the notification and report form required for the transactions contemplated hereby and any supplemental information requested in connection therewith pursuant to the HSR Act. Such notification and report form and all such supplemental information filed by Buyer or Seller will be in substantial compliance with the requirements of the HSR Act. All filing fees under the HSR Act will be paid by Buyer. Subject to the terms and conditions of this Agreement (including the
limitations set forth in Section 8(a)), each of Seller and Buyer will use their best efforts to make or cause to be made all such other filings and submissions, if any, as may be required under applicable laws and regulations for the consummation of the transactions contemplated by this Agreement. Each of Buyer and
Seller shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any of the foregoing filings or submissions.
Seller and Buyer shall keep each other apprised of the status of any communications with, and inquiries or requests for additional information from, the FTC or the DOJ, and shall use their best efforts to comply promptly with any such inquiry or request.  Each of Seller and Buyer will request the acceleration of the
termination of the waiting period required under the HSR Act as a condition to the purchase and sale of the Shares.
           (g)  Intercompany Accounts.  Buyer and Seller agree that
(i) all intercompany accounts between the Company or the
Subsidiary, on the one hand, and Seller or any of its other affiliates, on the other hand (including without limitation all receivables of the Company or the Subsidiary for cash advanced directly or indirectly to Seller and all payables of the Company or the Subsidiary for direct or indirect overdrafts on Seller's bank accounts), shall be cancelled effective at the Closing
(automatically and without any repayment or other action of Buyer, the Company, the Subsidiary or Seller), which cancellation shall be treated as a distribution and/or a contribution to capital, as the case may be, and (ii) Closing Net Assets shall be determined after giving effect to such cancellation.
           (h) Disposition of Surimi Business. Buyer and Seller acknowledge that, prior to the Closing, Seller shall (i) cause the Company to transfer to any affiliate of Seller designated by it
(for no consideration) all of the assets of the Company (the
"Surimi Assets") primarily constituting, or primarily used in the conduct of, its business of manufacturing, marketing and distributing surimi-based analog seafood products (the "Surimi Business"), including without limitation the assets described in
Section 8(h)(i) of the Disclosure Schedule, which transferred assets shall in no event include (A) the distribution facilities located in Rialto, California and Noblesville, Indiana or (B) the headquarters of Seller's Prepared Foods Division located in
Riverside, California; (ii) cause the Company to transfer to such affiliate all persons then employed by the Company primarily in connection with the Surimi Business, including without limitation each such person on medical, disability, family or other leave of absence, and each divisional employee named in Section 8(h)(ii) of the Disclosure Schedule, which transferred employees shall in no event include any person employed at the distribution facilities or the headquarters referred to above other than the persons named in
Section 8(h)(ii) of the Disclosure Schedule; and (iii) cause such affiliate to assume all of the liabilities of the Company (whether known or unknown, asserted or unasserted, absolute or contingent, liquidated or unliquidated, or due or to become due) primarily relating to the ownership of the Surimi Assets or the conduct by the Company of the Surimi Business (the "Surimi Liabilities").
Buyer and Seller agree that to effectuate such transfers, the
Company may adopt a "Plan of Liquidation" under Section 332 of the Code. The documents executed to effect the foregoing transactions shall be in form and substance reasonably satisfactory to Buyer.
As used in this Agreement, the term "Frozen Specialty Business"
shall mean the Company's and the Subsidiary's business of manufacturing, marketing and distributing appetizers, Italian products, Mexican products, entrees and portion meats, including all products listed in Section 8(h)(iii) of the Disclosure
Schedule, and all references in this Agreement to the employees of the Frozen Specialty Business shall be deemed to include all persons employed by the Company or the Subsidiary, including those working at the distribution facilities and headquarters referred to above, other than any such person employed primarily in connection with the Surimi Business.
           (i) Certain Contracts and Agreements. Subject to the provisions set forth below, effective at the Closing (automatically and without any further action of Buyer, the Company or Seller)
(i) Seller shall assign to the Company all of Seller's rights, if any, under all Collective Bargaining Agreements, Contracts and other instruments, contracts, commitments, agreements or
arrangements which are described in Section 4(i), 4(j), 4(l), 4(m)
or 4(t) of the Disclosure Schedule, and (ii) without affecting the indemnification obligations of Buyer, the Company and the
Subsidiary under Section 11 of this Agreement, the Company shall assume all of Seller's obligations and liabilities, if any, under such Collective Bargaining Agreements, Contracts and other instruments, contracts, commitments, agreements or arrangements (including without limitation Seller's obligations, if any, under the Collective Bargaining Agreements to participate in the Western Conference of Teamsters multiemployer pension plan (the "Western Conference Plan") and all other multiemployer plans referred to in the Collective Bargaining Agreements), but only to the extent such obligations or liabilities (x) have been included in the final determination of Closing Net Assets and taken into account in the calculation of the Adjusted Purchase Price or (y) accrue after the Closing. To the extent requested by Seller, Buyer shall use all reasonable efforts to reach, or cause the Company to reach, agreements with the local unions that are parties to the Collective Bargaining Agreements that reflect the agreements of Seller and
Buyer with respect to the Collective Bargaining Agreements set forth above and in Section 9 hereof.  Notwithstanding anything stated above in this Section 8(i), if the Closing shall occur as a result of satisfaction or waiver of the conditions set forth in Sections 3(a) and 3(b) hereof, any instrument, contract, commitment, agreement or arrangement described in Section 4(i),
4(j), 4(l), 4(m) or 4(t) of the Disclosure Schedule or any right or obligation thereunder that is not capable of being assigned by
Seller to, or assumed by, the Company without the approval, consent or waiver of a third party shall not be deemed to have been
assigned or assumed pursuant to this Section 8(i) unless such approval, consent or waiver shall have been obtained prior to the Closing, and neither Seller nor Buyer shall be deemed to have violated this Section 8(i) as a result of such non-assignment or non-assumption, provided that Seller hereby agrees to hold its interest in the benefits thereof in trust for the Company or to enter into such other arrangements as Buyer may reasonably request in order to permit the Company to obtain the intended benefits therefrom, and Buyer agrees to indemnify Seller and hold it harmless, and cause the Company to indemnify Seller and hold it harmless, from any obligations and liabilities thereunder, but only to the extent such obligations or liabilities (x) have been
included in the final determination of Closing Net Assets and taken into account in the calculation of the Adjusted Purchase Price or
(y) accrue after the Closing.  In such event Seller and Buyer agree to use all commercially reasonable efforts following the Closing to obtain all necessary approvals, consents and waivers to complete such assignments and assumptions (provided that neither Seller nor Buyer or their affiliates shall be required to pay money or offer or grant any accommodation (financial or otherwise) to any third party to obtain any such approval, consent or waiver), and shall promptly execute, and Buyer shall cause the Company to promptly execute, all documents necessary to complete such assignments and assumptions if such approvals, consents or waivers are obtained.
           (j) Disclosure Supplements. From time to time prior to the Closing, Seller will promptly supplement or amend the
Disclosure Schedule with respect to any matter hereafter arising which would make any representation or warranty set forth in
Section 4 inaccurate if updated to the Closing Date or as is necessary to correct any information in the Disclosure Schedule or in any representation or warranty of Seller made in Section 4. For purposes of determining the fulfillment of the conditions set forth in Section 3(a)(i) hereof prior to the Closing and the accuracy of the representations and warranties contained in Section 4 if the Closing does not occur, the Disclosure Schedule shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude any information contained in any subsequent supplement or amendment thereto. However, for purposes of determining the accuracy of the representations or warranties of Seller contained in Section 4 or the liability of
Seller with respect thereto under Section 11(b)(i) should the
Closing occur, the Disclosure Schedule shall be deemed to include all information contained in any subsequent supplement or amendment thereto.
           (k)  Guaranty of Unpaid Accounts Receivable.
           (i)  Buyer shall, within five days after the
Determination Date referred to below, provide to Seller a notice listing all accounts receivable of the Frozen Specialty Business included in the determination of Closing Net Assets (the "Accounts Receivable") which have not been paid in full on or prior to the first business day to occur at least 120 days after the Closing
Date (the "Determination Date"), and which Buyer has determined, in its sole discretion, will be assigned by the Company to Seller hereunder (the "Unpaid Accounts Receivable"). On the first business day to occur at least ten days after the giving of Buyer's notice (the "Receivables Settlement Date"), Buyer shall cause the Company to assign to Seller all of the Unpaid Accounts Receivable referred to in the notice that have not been paid in full prior to the Receivables Settlement Date, and any security granted in connection with such Unpaid Accounts Receivable, and Seller shall pay to the Company, by wire transfer in immediately available funds, the amount, if any, by which the aggregate unpaid face amount of such Unpaid Accounts Receivable assigned to Seller, as of the Receivables Settlement Date, exceeds the sum of (A) the aggregate amount of any valid customer offsets against such Unpaid Accounts Receivable for promotions payable and customary customer cash discounts, plus (B) the aggregate amount of the reserve for doubtful accounts, if any, deducted from the Accounts Receivable in determining the net value thereof for purposes of calculating
Closing Net Assets.
           (ii) Except as provided herein, for purposes of determining the Accounts Receivable which remain unpaid on the Determination Date and the Receivables Settlement Date, any payment from a customer received on or after the Closing Date will be applied to the unpaid Accounts Receivable of such customer (other than those with respect to which valid offsets have been claimed by such customer for promotions payable and customary customer cash discounts), to the extent of such valid offsets) in order of the dates of the invoices therefor (i.e., the earliest dated invoices will be deemed to have been paid first). Notwithstanding the immediately preceding sentence, if, without solicitation from Buyer or the Company, a customer designates in writing a different application at the time of payment or submits with a payment a different invoice of such customer, or a different application is clearly established from the timing and amount of a payment, then the application of such payment shall be as so designated or to the Accounts Receivable evidenced by such different invoice or as so clearly established, as the case may be. Buyer shall provide
Seller with a weekly aging of the Accounts Receivable on the last day of each week prior to the Determination Date.  Buyer shall have no obligation hereunder to bring or cause the Company to bring any legal proceeding, but shall otherwise use or cause the Company to use reasonable efforts, in accordance with Buyer's customary collection procedures, to attempt to collect the Accounts
Receivable.  If either Buyer or the Company is notified by a customer that it is disputing its obligation to pay all or any portion of the Accounts Receivable, then Buyer will promptly endeavor to notify Seller of such dispute, provided that failure of Buyer to give timely notice of any disputed Accounts Receivable shall not limit the obligations of Seller to make any payment provided for herein, except to the extent that the delay in giving, or failure to give, such notice has a material adverse effect upon the ability of Seller to prevail with respect to the disputed
Accounts Receivable.
           (iii) Subject to Sellers' confidentiality obligations under Section 5(c), Seller and its representatives shall have reasonable access from time to time after the Closing to the
Company's books and records relating to the Accounts Receivable for purposes of verifying the status of payment of the Accounts Receivable.
           (iv)  Seller shall be entitled to exercise all
commercially reasonably collection procedures to collect the Unpaid Accounts Receivable assigned to Seller pursuant to clause (i)
above.  Such efforts may include the initiation of legal
proceedings.  In connection with such collection efforts, Buyer shall cause the Company to provide Seller and its representatives with reasonable access to the Company's books and records relating to such Unpaid Accounts Receivable, subject to Seller's confidentiality obligations under Section 5(c). It is understood that nothing in this Agreement shall be deemed to require personnel of the Company to testify in any legal proceedings initiated by
Seller to collect any Unpaid Accounts Receivable, provided that nothing stated herein shall limit any rights that Seller may have under applicable law to subpoena any person to require such testimony.  Notwithstanding anything to the contrary stated in
Section 5(c), nothing therein shall prohibit Seller from disclosing information obtained pursuant to this Section 8(k) to the extent such disclosure is required in connection with Seller's efforts to collect any Unpaid Accounts Receivable.
           9.   Employees and Employee Benefits.
           (a)  Provision of Buyer's Plans.  Effective at the
Closing, Buyer shall provide or cause the appropriate Company or Subsidiary to provide (or continue to provide) to each person employed by the Frozen Specialty Business immediately prior to the Closing, including without limitation each such person on medical, disability, family or other leave of absence immediately prior to the Closing who subsequently returns to active employment with the Company after the Closing (collectively, the "Employees"), employee benefit plans (collectively, "Buyer's Plans") under which such person will be entitled to pension and other benefits (excluding post-retirement medical, dental or life insurance benefits) substantially similar to those provided by Buyer in the aggregate to its existing employees. Buyer represents and warrants to Seller that true and correct copies of Buyer's existing employee benefit plans have been previously provided to Seller. Notwithstanding the foregoing, (i) in the case of Employees covered by a Collective Bargaining Agreement which provides for the participation by such Employees in any Seller's Plan which is not a multiemployer plan, Buyer shall provide or cause the appropriate Company or Subsidiary to provide (or continue to provide) to such Employees a plan under which such Employees will be entitled to benefits which, in combination with benefits accrued under such Seller's Plan prior to the Closing, are identical to those provided to such Employees under such Seller's Plan, and (ii) Buyer shall not be obligated to provide or cause the Company or the Subsidiary to provide any plans entitling Employees to post-retirement medical, dental or life insurance benefits. Nothing in this Section 9(a) shall obligate Buyer, the Company or the Subsidiary to continue to maintain any of Buyer's Plans for any specific period of time after the Closing, and, to the maximum extent permitted by law, Buyer shall have the ability to revise, modify, amend or terminate any of Buyer's Plans in its sole discretion at any time; provided, however, that Buyer shall provide to the Employees for a period of at least three years after the Closing Date (or, if shorter, such period as Buyer shall provide employee pension plans for its other employees) employee pension plans under which the Employees will be entitled to benefits which are no less favorable than the pension benefits, if any, then provided by Buyer to its other employees. Effective at the Closing, the Company and the Subsidiary shall withdraw from and cease to be participating employers in each Seller's Plan maintained by Seller or any affiliate thereof (other than the
Company or the Subsidiary).
           (b) Credit Under Buyer's Plans. For purposes of eligibility, vesting and entitlement to vacation and severance benefits, each Employee shall be given credit under Buyer's Plans (including without limitation the vacation policy(ies) and severance plans included within Buyer's Plans, but excluding any post-retirement medical, dental or life insurance plans included within Buyer's Plans) for such Employee's service with Seller, the Company, the Subsidiary or any other affiliate of Seller prior to the Closing Date to the extent such service was credited under Seller's Plans; and each Employee and covered dependent thereof shall be allowed to participate in each of Buyer's Plans without regard to preexisting conditions, waiting periods, or other exclusions or limitations not imposed on such individual by the Seller's Plans immediately prior to the Closing Date. Each
Employee shall be credited under the vacation policy(ies) included within Buyer's Plans with all vacation (including without limitation all banked vacation), if any, accrued by such Employee prior to the Closing Date under the vacation policy(ies) included within the Seller's Plans and not used by such Employee prior to the Closing Date. Upon termination after the Closing of any Employee's employment with the Company or the Subsidiary, Buyer shall pay or cause the appropriate Company or Subsidiary to pay to such Employee the amount of all banked vacation, if any, accrued by such Employee prior to the Closing Date and not used by such
Employee prior to such termination of employment.
           (c) Incentive Payments. Seller will use reasonable efforts to cause any incentive plans included within Seller's Plans which are maintained by the Company or the Subsidiary (other than the Non-Executive Incentive Plans) to be terminated at or prior to the Closing, and will either settle at or prior to Closing, or indemnify and hold harmless Buyer, the Company and the Subsidiary from, all obligations and liabilities for claims, if any, of
Employees to incentive payments due at Closing or that may
thereafter become due under such incentive plans.
           (d) Severance Payments. Seller shall, at the request of Buyer, directly pay all severance required to be paid under the severance plans included within Buyer's Plan to any Employees (not exceeding 90 in number and in no event including the President of Seller's Prepared Foods Division) who immediately prior to the
Closing are employed at the headquarters of Seller's Prepared Foods Division located in Riverside, California and whose employment with Buyer or any of its affiliates (including the Company or the Subsidiary) is terminated on or prior to the earlier of the date
Buyer closes or causes the Company to close such headquarters or December 31, 1994, but only to the extent Seller would have been required to pay such severance to such Employees under the general severance policy included within Seller's Plans (which is listed under Item E(1) of Section 4(p) of the Disclosure Schedule) had
such Employees been employed by Seller or any affiliate thereof at the time of such termination. In addition to the foregoing, Seller acknowledges that it will be solely obligated after the Closing for any payments required to be made to any Employees under the individual severance agreements between Seller and such Employees which are listed under Item E(2) of Section 4(p) of the Disclosure Schedule. In no event shall Seller be obligated hereunder to make any severance or other similar payments to any Employees required as a result of any failure by Buyer to give on a timely basis any notice required under the WARN Act or any similar state or local law or otherwise required by statute.
           (e) Medical, Dental, Disability and Life Insurance Plan Liabilities. Seller shall pay or shall cause the applicable
Seller's Plan to pay any benefits or expenses covered by the group medical, dental, disability and life insurance plans included within the Seller's Plans which (i) in the case of any such medical or dental plans, are incurred with respect to services performed for the Employees or their dependents prior to the Closing Date,
(ii) in the case of any such disability plans, are payable with respect to a disability suffered by an Employee prior to the
Closing Date (but not with respect to the recurrence on or after the Closing Date of any such disability), if such Employee, at the effective time of the Closing, has qualified for long-term disability benefits (or subsequently qualifies for such benefits after meeting any applicable waiting or elimination period) under such plans with respect to such disability, and (iii) in the case of any such life insurance plans, are payable to the beneficiaries of any Employee who dies prior to the Closing Date. To the extent Employees have enrolled in the applicable Buyer's Plan, Buyer shall pay or shall cause the applicable Buyer's Plan to pay any such benefits or expenses which (x) in the case of any such medical or dental plans, are incurred with respect to services performed for the Employees or their dependents on or after the Closing Date,
(y) in the case of any such disability plans, are payable with respect to either (A) a disability suffered by an Employee prior to the Closing Date, if such Employee, at the effective time of the Closing, has not yet qualified for long-term disability benefits
(and subsequently does not qualify for such benefits after meeting any applicable waiting or elimination period) under the group disability plans included in Seller's Plans with respect to such disability, or (B) a disability suffered by an Employee at any time on or after the Closing Date (including without limitation a recurrence on or after the Closing Date of a disability of an
Employee suffered prior to the Closing Date), and (z) in the case of any such life insurance plans, are payable to the beneficiaries of any Employee who dies on or after the Closing Date.
           (f) Western Conference Plan Liabilities. In the event that any of the transactions under this Agreement would result in a complete or partial withdrawal from the Western Conference Plan for which withdrawal liability would be imposed under Subtitle E of Title IV of ERISA, Buyer and Seller, at the request of Seller, shall each cause the appropriate actions (including the provision of bonds) to be taken pursuant to Section 4204 of ERISA to avoid the imposition of such liability.  It is agreed that if, at any time after the Closing, Buyer or any of its affiliates completely or partially withdraws from the Western Conference Plan with respect to the operations of the Company or the Subsidiary,
(i) Buyer and its affiliates will be primarily liable for any withdrawal liability to such plan imposed under Subtitle E of
Title IV of ERISA, and (ii) during the first five plan years commencing after the Closing Date, Seller will be secondarily liable for any withdrawal liability it would have had to such plan at the time of Closing with respect to those operations but for
Section 4204 of ERISA if the liability of Buyer and its affiliates with respect to such plan is not paid.
           (g) Seller's Obligation for Certain Benefits. Notwithstanding any other provision of this Section 9, Seller agrees that following the Closing it shall retain, assume or cause to be assumed liability for any post-retirement life insurance and medical benefits (including COBRA rights) that the Company or the Subsidiary is as of the Closing providing to any person whose employment with the Company or the Subsidiary terminated (or divorce, if applicable, occurred) prior to the Closing (or any such former employee's spouse, dependents or beneficiaries), including without limitation any such person who retired prior to the
Closing.
           10. Further Assurances. From time to time after the Closing, as and when requested by any party hereto, the other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions (subject to the limitation set forth in Section 8(i)), as may be necessary or desirable to give full effect to this Agreement.
           11.  Indemnification.
           (a)  Tax Indemnification.  Seller shall indemnify Buyer
and hold it harmless from (i) all liability of Buyer or any of its affiliates (including the Company and the Subsidiary) for Taxes of the Company or the Subsidiary for the Pre-Closing Tax Period,
(ii) all liability (as a result of Treasury Regulation Section 1.1502-6(a) or otherwise) of Buyer or any of its affiliates (including the Company and the Subsidiary) for Taxes of Seller or any other corporation (other than the Company or the Subsidiary) affiliated at any time prior to the Closing with the Company or the
Subsidiary, (iii) all liability of Buyer or any of its affiliates (including the Company and the Subsidiary) for income Taxes of the Company or the Subsidiary to the extent such liability results from a deemed sale of assets as a result of the Section 338 Election (as hereinafter defined) required by Section 12(a) of this Agreement, except to the extent Buyer has specifically agreed to indemnify
Seller with respect to such income Taxes pursuant to the provisions of clause (iii) of the following paragraph of this Section 11(a), and (iv) all liability of Buyer or any of its affiliates (including the Company and the Subsidiary) for reasonable legal fees and expenses attributable to any item in clause (i), (ii) or (iii)
above.  Notwithstanding the foregoing, Seller shall not indemnify and hold harmless Buyer from any liability of Buyer or any of its affiliates (including the Company and the Subsidiary) for Taxes of the Company or the Subsidiary for the Pre-Closing Tax Period, to
the extent such liability has been specifically identified by nature, period and amount in the Closing Statement, included as a liability in the final determination of Closing Net Assets and taken into account in the calculation of the Adjusted Purchase
Price.
           Buyer shall, and shall cause the Company and the
Subsidiary to, indemnify Seller and hold it harmless from (i) all liability of Seller or any of its affiliates for Taxes of the
Company or the Subsidiary for any taxable period ending on or after the Closing Date (other than Taxes of the Company or the Subsidiary for which indemnification by Seller has been expressly provided under the foregoing paragraph of this Section 11(a)), (ii) all liability of Seller or any of its affiliates for Taxes of the
Company or the Subsidiary for the Pre-Closing Tax Period, to the extent such liability has been specifically identified by nature, period and amount in the Closing Statement, included as a liability in the final determination of Closing Net Assets and taken into account in the calculation of the Adjusted Purchase Price,
(iii) all liability of Seller or any of its affiliates for income Taxes of the Company or the Subsidiary payable to any state or local jurisdiction to the extent such income Taxes are imposed on a deemed sale of assets as a result of the Section 338 Election and such jurisdiction successfully asserts that Seller is liable for income Taxes to such jurisdiction on the sale of the Shares
(provided, however, that Buyer's obligation to indemnify Seller pursuant to this clause (iii) with respect to any income Taxes payable to any jurisdiction shall terminate and be of no further force or effect if, without Buyer's prior written consent (which consent shall not be unreasonably withheld), Seller or any of its affiliates, employees or officers (A) reports gain from the sale of the Shares as taxable income on a Tax Return filed in such jurisdiction, or (B) takes a position inconsistent with past practice in such jurisdiction which gives rise to Buyer's
obligation to indemnify Seller pursuant to this clause (iii)), and
(iv) all liability of Seller or any of its affiliates for
reasonable legal fees and expenses attributable to any item in clause (i), (ii) or (iii) above. If any claim is made by a taxing authority of any state or local jurisdiction that Seller is liable to such jurisdiction for income Taxes on the sale of the Shares, Seller shall promptly notify Buyer in writing of such claim. If notice of any such claim is received by Seller after the Closing
Date and is not given to Buyer within a sufficient period of time to allow Buyer to effectively contest such claim, Buyer shall not be liable to Seller or any of its affiliates to the extent that Buyer's position is actually prejudiced as a result thereof. If the amount of any income Taxes of the Company or the Subsidiary payable to one or more such jurisdictions on the deemed sale of assets imposed as a result of the Section 338 Election exceeds
$50,000 on an aggregate basis, taking all such jurisdictions into account, then Buyer shall have the right, at Buyer's option and expense, to jointly control with Seller the contest of Seller's liability for income Taxes owed to such jurisdiction or jurisdictions on the sale of the Shares.  Seller and its
affiliates, officers and employees shall cooperate with Buyer in all reasonable respects in any such contest (with reimbursement by Buyer of all reasonable out-of-pocket expenses incurred by Seller in connection therewith at the request of Buyer), including without limitation extending statutes of limitation or executing forms and powers of attorney, and upon reasonable notice shall provide Buyer and its affiliates, employees and officers with access during normal business hours to all of Seller's books and records
(including Tax Returns) as Buyer reasonably shall deem necessary or appropriate to such contest. In no case shall Seller admit any liability with respect to, or settle, compromise or discharge, any such claim without Buyer's prior written consent, which consent shall not be unreasonably withheld.
           In the case of any taxable period that includes (but does not begin on) the Closing Date, including without limitation the final taxable year of the Company for federal income tax purposes as a member of Seller's affiliated group (a "Straddle Period"):
           (1) real, personal and intangible property Taxes
 ("Property Taxes") of the Company and the Subsidiary for
 the Pre-Closing Tax Period (which are subject to
 indemnification by Seller to the extent set forth in this
 Section 11(a)) shall be equal to the amount of such
 Property Taxes assessed with respect to the entire
 Straddle Period (regardless of when such Property Taxes
 were due and payable) multiplied by a fraction, the
 numerator of which is the number of days during the
 Straddle Period that are in the Pre-Closing Tax Period
 and the denominator of which is the total number of days
 in the Straddle Period; and
           (2) all other Taxes of the Company and the
 Subsidiary for the Pre-Closing Tax Period (which are
 subject to indemnification by Seller to the extent set
 forth in this Section 11(a)) shall be computed using a closing-of-the-books method as of the last day immediately preceding the Closing Date, with all standard
 deductions, exemptions, progressivity in rates and other
 items calculated with respect to the full Straddle Period
 apportioned to the Pre-Closing Tax Period based upon the
 ratio of the number of days during the Straddle Period
 that are in the Pre-Closing Tax Period to the total
 number of days in the Straddle Period.
Seller's indemnity obligation in respect of Taxes for a Straddle Period shall initially be effected by its payment to Buyer of the excess of (x) such Taxes for the Pre-Closing Tax Period, over
(y) the sum of (i) the amount of such Taxes paid by Seller or any of its affiliates (other than the Company or the Subsidiary) at any time, plus (ii) the amount of such Taxes paid by the Company or the Subsidiary prior to the close of business on the last day immediately preceding the Closing Date, plus (iii) the amount of such Taxes specifically identified by nature, period and amount in the Closing Statement, included as a liability in the final determination of Closing Net Assets and taken into account in the calculation of the Adjusted Purchase Price. Seller shall initially pay such excess to Buyer within 30 days after the Tax Return with respect to the liability for such Taxes is required to be filed
(or, if later, is actually filed). If, in the second preceding sentence, the amount of (y) exceeds (x), Buyer shall pay or cause the appropriate Company or Subsidiary to pay to Seller the amount of such excess, in the case of Property Taxes, at the Closing and, in all other cases, within 30 days after the Tax Return with respect to the liability for such Taxes is required to be filed.
The payments to be made pursuant to this paragraph by Seller or
Buyer with respect to any Straddle Period shall be appropriately adjusted to reflect any final determination with respect to Taxes for such Straddle Period.
           (b) Other Indemnification by Seller. Seller shall indemnify and reimburse Buyer and hold Buyer harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses, except as otherwise provided in
Section 11(f) hereof) suffered or incurred by Buyer or any of its affiliates, including the Company and the Subsidiary (other than any relating to Taxes, for which indemnification provisions are set forth in paragraph (a) of this Section 11) to the extent caused by:
           (i) any breach of any representation or warranty of
 Seller contained in this Agreement or any certificate
 delivered pursuant hereto, or
           (ii) the Surimi Liabilities or the consummation of
 the transactions described in Section 8(h) of this
 Agreement, or
           (iii) any products liability or similar claims with
 respect to products of the Frozen Specialty Business
 produced by Seller, the Company or the Subsidiary prior
 to the Closing other than any such products sold after
 the Closing which were not adulterated at the time of
 Closing (or which were adulterated at the time of Closing
 if such adulteration should reasonably have been
 discovered after the Closing during the course of normal
 pre-sale inspection), or
           (iv) (A) any worker's compensation claims reported
 to Seller or the Company prior to the Closing that are
 based upon an occupational condition or disease, and
 (B) any worker's compensation claims that are based upon
 an injury (and not an occupational condition or disease),
 general liability claims or automobile liability claims
 arising from an incident occurring prior to the Closing,
 or
           (v) any other action, lawsuit or proceeding relating
 to the Frozen Specialty Business which is pending (and
 with respect to which Seller, the Company or the
 Subsidiary has been served or otherwise notified)
 immediately prior to the Closing in a court of competent
 jurisdiction, or
           (vi) any claim by a customer of the Frozen Specialty Business arising out of the institution by Seller after the Closing of legal proceedings to collect Unpaid
 Accounts Receivable assigned to Seller pursuant to
 Section 8(k)(i) that does not relate primarily to the
 operation of the Frozen Specialty Business after the
 Closing;
provided, however, that (A) Seller shall not have any liability under clause (i) above (except for breaches of Section 4(b), 4(d)
or 4(p) of this Agreement) unless the aggregate of all losses, liabilities, claims, damages and expenses under clause (i) for which Seller would, but for this clause (A), be liable exceeds on a cumulative basis $500,000, and then only to the extent of any such excess, and (B) Seller shall not have any liability under clause (i) above (except for breaches of Section 4(b), 4(d) or 4(p)
of this Agreement) to the extent the aggregate of all losses, liabilities, claims, damages and expenses under clause (i) for which Seller would, but for the provisions of this clause (B), be liable exceeds on a cumulative basis an amount equal to 75% of the Adjusted Purchase Price.
           Buyer acknowledges and agrees that, except with respect
to claims based upon breaches of covenants or intentionally
fraudulent breaches of representations and warranties, its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement (including without limitation claims for breaches of representations and warranties contained in this Agreement) shall be pursuant to the indemnification provisions set forth in this Section 11. In furtherance of the foregoing,
Buyer hereby waives, to the fullest extent permitted under
applicable law, except with respect to claims based upon breaches of covenants and intentionally fraudulent breaches of
representations and warranties, any and all rights, claims and causes of action Buyer, the Company or the Subsidiary may have against Seller as a matter of equity or arising under or based upon any federal, state, local or foreign statute, law, ordinance, rule or regulation (including, without limitation, those relating to any hazardous substances) or arising under or based upon common law or otherwise, except to the extent provided in Sections 11(a) and
11(b).
           (c) Other Indemnification by Buyer. Buyer shall, and after the Closing shall cause each of the Company and the
Subsidiary to, indemnify and reimburse Seller against and hold
Seller harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses, except as otherwise provided in Section 11(f)) suffered or incurred by Seller or any of its affiliates (other than any relating to Taxes, for which indemnification provisions are set forth in paragraph (a) of this
Section 11) to the extent caused by:
           (i) any breach of any representation or warranty of
 Buyer contained in this Agreement or any certificate
 delivered pursuant hereto, or
           (ii) without limiting the generality of clause (iii)
 or (iv) hereof, any claims (including without limitation
 products liability, auto liability and general liability
 claims) in respect of products sold by the Company or the
 Subsidiary after the Closing under any of the Marks or
 any other use of the Marks by the Company or the
 Subsidiary after the Closing, which claims are brought
 against Seller or any of its affiliates as a result of
 any right or license to use the Marks after the Closing
 granted by Seller pursuant to Section 8(c) of this
 Agreement, or
           (iii) without limiting the generality of clause (iv) hereof, any action, lawsuit, proceeding or investigation relating solely to the Frozen Specialty Business (other
 than those for which indemnification by Seller has been
 expressly provided under Section 11(a) or (b) and has not
 terminated under Section 11(e)), or
           (iv) any obligation or liability of the Company, the Subsidiary or, with respect to obligations or liabilities relating solely to the Frozen Specialty Business, Seller
 (other than, except as otherwise provided in clause (v)
 hereof, (A) any such obligation or liability of Seller
 under any instruments, contracts, commitments, agreements
 or arrangements to which Seller, and not the Company or
 the Subsidiary, is a party which are not disclosed in
 Section 4(i), 4(j), 4(l), 4(m) or 4(t) of the Disclosure
 Schedule, (B) any such obligation or liability of Seller
 under any instruments, contracts, commitments,
 agreements, or arrangements to which Seller, and not the
 Company or the Subsidiary, is a party which are disclosed
 in Section 4(i), 4(j), 4(l), 4(m) or 4(t) of the
 Disclosure Schedule to the extent such obligation or
 liability has not (x) been included in the final
 determination of Closing Net Assets and taken into
 account in the calculation of the Adjusted Purchase Price
 or (y) accrued after the Closing, and (C) any other
 obligation or liability of the Company, the Subsidiary or
 Seller (including the Surimi Liabilities) for which
 indemnification by Seller has been expressly provided
 under Section 11(a) or (b)), including, without
 limitation, any obligation or liability included in the
 final determination of Closing Net Assets and taken into
 account in the calculation of the Adjusted Purchase Price
 and any obligation or liability assumed by the Company
 under Section 8(i), or
           (v) any obligation or liability of Seller or any
 affiliate of Seller to pay or perform any obligation or
 liability of the Company or the Subsidiary (if
 indemnification by Buyer for such obligation or liability
 of the Company or the Subsidiary has been expressly
 provided under clause (iv) above) (A) pursuant to any
 guaranty or obligation to assure performance given or
 made by Seller or such affiliate, (B) that would not have
 arisen except as a result of non-compliance by the
 Company or the Subsidiary with the provisions of any
 applicable bulk sales, corporate, bankruptcy or similar
 laws in connection with the consummation of the
 transactions described in Section 8(h) of this Agreement,
 or (C) that otherwise arises as a matter of law or
 contract;
provided, however, that (A) Buyer shall not have any liability under clause (i) above unless the aggregate of all losses, liabilities, claims, damages and expenses under clause (i) for which Buyer would, but for this clause (A), be liable exceeds on a cumulative basis $500,000, and then only to the extent of any such excess, and (B) Buyer shall not have any liability under clause (i) above to the extent the aggregate of all losses, liabilities, claims, damages and expenses under clause (i) for which Buyer would, but for the provisions of this clause (B), be liable exceeds on a cumulative basis an amount equal to 75% of the Adjusted
Purchase Price.
           Seller acknowledges and agrees that, except with respect
to claims based upon breaches of covenants or intentionally
fraudulent breaches of representations or warranties, its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement (including without limitation claims for breaches of representations and warranties contained in this Agreement) shall be pursuant to the indemnification provisions set forth in this Section 11. In furtherance of the foregoing,
Seller hereby waives, to the fullest extent permitted under
applicable law, except with respect to claims based upon breaches of covenants and intentionally fraudulent breaches of
representations and warranties, any and all rights, claims and causes of action Seller may have against Buyer, the Company or the Subsidiary as a matter of equity or arising under or based upon any federal, state, local or foreign statute, law, ordinance, rule or regulation (including, without limitation, those relating to any hazardous substances) or arising under or based upon common law or otherwise, except to the extent provided in Sections 11(a) and
11(c).
           (d)  Adjustments.
           (i) The amount of any loss, liability, claim, damage or expense for which indemnification is provided under this Section 11 shall be net of any amounts recovered (regardless of time) by the indemnified party with respect thereto under insurance policies (including without limitation any of the title insurance policies issued under the Title Commitments, which policies Buyer agrees to obtain promptly following the Closing), provided that the indemnified party shall have no obligation to seek recovery of any such amounts under any insurance policies other than, with respect to Buyer, the title insurance policies issued under the Title
Commitments.
           (ii) Any indemnity payment made pursuant to this Section will be treated as an adjustment to the Adjusted Purchase Price for Tax purposes, unless a final determination (which shall include the execution of a Form 870-AD or successor form) with respect to the indemnified party causes any such payment not to constitute an adjustment to the Adjusted Purchase Price for federal income Tax purposes.
           (e) Termination of Indemnification. The obligations to indemnify and hold harmless a party hereto, (x) pursuant to
Section 11(a), shall terminate upon the expiration of the
applicable statute of limitations with respect to the Tax liability in question (giving effect to any waiver, mitigation or extension thereof), (y) pursuant to Sections 11(b)(i) and 11(c)(i), shall terminate when the applicable representation or warranty terminates pursuant to Section 16, and (z) pursuant to the other clauses of Sections 11(b) and 11(c), shall not terminate; provided, however, that such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the person to be indemnified shall have, before the expiration of the applicable period, previously made a claim by delivering a notice pursuant to
Section 11(f) hereof to the party to be providing the
indemnification.
           (f) Procedures Relating to Indemnification (Other than Under Section 11(a)). In order for a party (the "indemnified party") to be entitled to any indemnification provided for under this Agreement (other than under Section 11(a)) in respect of, arising out of or involving a claim or demand made by any person, firm, governmental authority, corporation or other entity against the indemnified party (a "Third Party Claim"), such indemnified party shall notify the indemnifying party in writing of the Third Party Claim, and deliver to the indemnifying party copies of all material notices and documents accompanying or constituting the
Third Party Claim, promptly (but in any event in reasonably
sufficient time for the indemnifying party to file a timely answer to such Third Party Claim, if applicable) after obtaining notice thereof; provided, however, that failure to promptly give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure.  Thereafter, the indemnified party shall deliver to the indemnifying party, promptly after the indemnified party's receipt thereof, copies of all material notices and documents (including court papers)
received by the indemnified party relating to the Third Party
Claim; provided, however that failure to promptly deliver such copies shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been
actually prejudiced as a result of such failure.
           If a Third Party Claim is made against an indemnified party, the indemnifying party will be entitled to participate in the defense thereof and (if it so chooses and acknowledges in writing its obligation to indemnify the indemnified party in accordance with the terms contained in this Section 11 in respect of such Third Party Claim) to assume the defense thereof with counsel selected by the indemnifying party and reasonably
satisfactory to the indemnified party.  Should the indemnifying party so elect to assume the defense of a Third Party Claim, which election must be made within ten business days (in the case of a
Third Party Claim with respect to which a complaint has been filed)
or 30 days (in the case of all other Third Party Claims) after the indemnifying party receives notice of the Third Party Claim from the indemnified party, the indemnifying party will not be liable to the indemnified party for legal expenses incurred by the indemnified party in connection with the defense thereof, except as otherwise expressly provided below. If the indemnifying party assumes such defense, the indemnified party shall have the right, but not the obligation, to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party (it being understood that the indemnifying party shall control such defense), provided that the indemnifying party will be responsible for the fees and expenses of one separate counsel for the indemnified party if the indemnified party reasonably concludes that the counsel selected by the indemnifying party has a conflict of interest. If the indemnifying party has not assumed the defense of a Third Party Claim, the indemnifying party shall be liable for the fees and expenses of counsel employed by the indemnified party. If the indemnifying party chooses to defend or prosecute any Third Party Claim, the indemnified party shall cooperate in the defense or prosecution thereof with reimbursement by the indemnifying party of reasonable out-of-pocket expenses of the indemnified party incurred in connection therewith. Such cooperation shall include, without limitation, the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information which are reasonably relevant to such Third Party
Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the indemnifying party shall have assumed the defense of a Third Party Claim, the indemnified party shall not admit any liability with respect to such Third Party Claim without the indemnifying party's prior written consent, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary stated herein, neither the indemnifying party nor the indemnified party shall settle, compromise or discharge any Third Party Claim for which indemnity is required hereunder without the consent of the other such party, which consent shall not be unreasonably withheld. All Tax Claims
(as defined in Section 11(g)) shall be governed by Section 11(g).
           (g)  Procedures Relating to Indemnification of Tax
Claims.  If a claim shall be made by any taxing authority, which, if successful, might result in an indemnity payment to Buyer or one of its affiliates pursuant to Section 11(a), Buyer shall promptly notify Seller in writing of such claim (a "Tax Claim"). If notice of a Tax Claim ("Tax Notice") received by any of Buyer, the Company or the Subsidiary after the Closing Date is not given to Seller within a sufficient period of time to allow Seller to effectively contest such Tax Claim, Seller shall not be liable to Buyer or any of its affiliates to the extent that Seller's position is actually prejudiced as a result thereof.
           With respect to any Tax Claim (except to the extent it relates to Taxes of the Company or the Subsidiary for a taxable period that includes (but does not end on) the Closing Date),
Seller shall control all proceedings taken in connection with such
Tax Claim (including, without limitation, selection of counsel)
and, without limiting the foregoing, may in its sole discretion pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any taxing authority with respect thereto, and may, in its sole discretion, either pay the Tax claimed and sue for a refund where applicable law permits such refund suits (subject to Buyer's obligations, if any, with respect to such Taxes under Section 11(a) and Buyer's rights, if any, with respect to such refund under Section 12(d)) or contest the Tax
Claim in any permissible manner. Seller and Buyer shall jointly control all proceedings taken in connection with any Tax Claim to the extent it relates to Taxes of the Company or the Subsidiary for a taxable period that includes (but does not end on) the Closing
Date. Each party hereto shall cooperate and cause their respective affiliates to cooperate with the other party in contesting any Tax Claim (with reimbursement by Seller of reasonable out-of-pocket expenses of Buyer or its affiliates incurred in connection therewith, except to the extent the Tax Claim relates to Taxes of the Company or the Subsidiary for a taxable period that includes
(but does not end on) the Closing Date), which cooperation shall include, without limitation, the retention and the provision of records and information which are reasonably relevant to such Tax Claim, and making employees available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder or to testify at proceedings relating to such Tax Claim.
           In no case shall Buyer, the Company or the Subsidiary
admit any liability with respect to, or settle, compromise or discharge, any Tax Claim without Seller's prior written consent, which consent shall not be unreasonably withheld. In no case shall Seller admit any liability with respect to, or settle, compromise or discharge, any Tax Claim relating to Taxes of the Company or the Subsidiary for a taxable period that includes (but does not end on) the Closing Date without Buyer's prior written consent, which consent shall not be unreasonably withheld.
           12.  Tax Matters.
           (a) Buyer and Seller will take all actions necessary to effect elections under Sections 338(g) and 338(h)(10) of the Code and any comparable elections under state or local Tax law (collectively, the "Section 338 Election") with respect to each of the Company and the Subsidiary including, without limitation, the filing of Internal Revenue Service Form 8023 ("Corporate Qualified Stock Purchase Elections"). In connection with such elections,
Buyer and Seller shall jointly determine the amount of the
"adjusted grossed-up basis" of the Shares and the "modified
aggregate deemed selling price" of the assets of the Company and the Subsidiary and the allocation of such amounts among the assets of the Company and the Subsidiary in accordance with
Section 338(b)(5) of the Code and the Treasury Regulations
promulgated thereunder (the "Allocations"). For purposes of allocating "adjusted grossed-up basis" among the assets of the
Company and the Subsidiary, the parties agree that the fair market value of the Company's real property located in New Rochelle, New
York is $3,000,000. The parties further agree that such amount represents the fair market value of the real property interests in
New York State owned by the Company and the amount of the Adjusted Purchase Price apportioned to such interest for purposes of the New York Real Property Transfer Gains Tax and the New York Real Estate Transfer Tax. Seller shall file New York Form TP-580 (Transferor Questionnaire) and Buyer shall file New York Form TP-581
(Transferee Questionnaire) on a basis consistent with this
allocation.  The calculations of the "adjusted grossed-up basis"
and the Allocations shall not include the respective investment banking, legal, accounting and other fees or costs incurred by each of Seller and Buyer as a result of the transactions contemplated by this Agreement ("Transaction Costs"). Seller shall calculate gain or loss, if any, resulting from such elections in a manner
consistent with the Allocations and shall not take any position inconsistent with the Allocations in any Tax Return or otherwise; provided, however, that Seller shall be entitled to take into account its Transaction Costs when calculating such gain or loss. Buyer shall allocate the "adjusted grossed-up basis" of the Shares among the assets of the Company and the Subsidiary in a manner consistent with the Allocations and shall not take any position inconsistent with the Allocations in any Tax Return or otherwise; provided, however, that Buyer shall be entitled to add its
Transaction Costs to the "adjusted grossed-up basis" of the Shares for purposes of allocating among the assets of the Company and the
Subsidiary.
           (b)  For any taxable period that includes (but does not
end on) the Closing Date, Buyer shall timely prepare and file or cause the appropriate Company or Subsidiary to timely prepare and file with the appropriate authorities all Tax Returns required to be filed, and shall pay or cause the appropriate Company or
Subsidiary to pay all Taxes due with respect to such Tax Returns, subject to Seller's obligations, if any, with respect to such Taxes under Section 11(a). For any taxable period of the Company or the Subsidiary that ends on or before the Closing Date, Seller shall timely prepare and file with the appropriate authorities all Tax Returns required to be filed, and shall pay all Taxes due with respect to such Tax Returns, subject to Buyer's obligations, if any, with respect to such Taxes under Section 11(a).  Buyer and
Seller agree to cause all Tax Returns for any taxable period that includes (but does not end on) the Closing Date to be filed on the basis that the relevant taxable period ended on the Closing Date and on a basis consistent with prior filings by Seller, unless the relevant taxing authority will not accept a Tax Return filed on that basis.
           (c)  Each of Seller, Buyer, the Company and the
Subsidiary shall reasonably cooperate, and shall cause their respective affiliates, officers, employees, agents, auditors and other representatives to reasonably cooperate, in preparing and filing all Tax Returns (including maintaining and making available to each other all records necessary in connection with Taxes and in resolving all disputes and audits with respect to all taxable periods relating to Taxes), and in preparing and filing all
financial statements and reports.  Each party hereto recognizes that the other will need access from time to time after the
Closing, for Tax and financial reporting purposes, to certain Tax, accounting and other records and information to the extent such records and information pertain to events occurring on or prior to the Closing Date.  Each party hereto shall, and Buyer shall cause the Company and the Subsidiary to, properly retain and maintain such records and information in accordance with the past custom and practice of such corporation for a period of 12 years after the Closing Date. Subject to Seller's obligations under Section 5(c)
and Buyer's obligations under the Confidentiality Agreement, each party, its affiliates and their agents and representatives, at times and dates mutually acceptable, shall afford the other party the ability to inspect, review and make copies of such records and information as is necessary or appropriate from time to time, such activities to be conducted during normal business hours and at such other party's expense.
           (d)  Any refunds or credits of Taxes of the Company or
the Subsidiary for any taxable period ending before the Closing
Date shall be for the account of Seller. Any refunds or credits of Taxes of the Company or the Subsidiary for any taxable period beginning on or after the Closing Date shall be for the account of Buyer. Any refunds or credits of Taxes of the Company or the Subsidiary for any Straddle Period shall be equitably apportioned between Seller and Buyer (based on each party's respective indemnification obligations with respect to such Taxes). Buyer shall, if Seller so requests and at Seller's expense, cause the Company or Subsidiary so requested by Seller to file for and obtain any refunds or credits to which Seller is entitled under this
Section 12(d).  Buyer shall permit Seller to control the
prosecution of any such refund claim (other than any such claim for refund of Taxes for any taxable period that includes (but does not end on) the Closing Date, which shall be controlled jointly by
Buyer and Seller) and, where deemed appropriate by Seller, shall cause the applicable Company or Subsidiary to authorize by
appropriate powers of attorney such persons as Seller shall
designate to represent the applicable Company or Subsidiary with respect to such refund claim. Buyer shall cause the applicable Company or Subsidiary to forward to Seller any refund to which
Seller is entitled under this Section 12(d) within ten days after such refund is received (or reimburse Seller for any credit to which Seller is entitled under this Section 12(d) within ten days after such credit is allowed or applied against other Tax liability). Seller and Buyer shall treat any payments under the preceding sentence that Seller shall receive pursuant to this
Section 12(d) as an adjustment to the Adjusted Purchase Price for
Tax purposes, unless a final determination (which shall include the execution of a Form 870-AD or successor form) with respect to Buyer or any of its affiliates causes any such payment not to be treated as an adjustment to the Adjusted Purchase Price for federal income
Tax purposes.
           (e) Seller shall be responsible for filing any amended, consolidated, combined or unitary Tax Returns for taxable years ending on or prior to the Closing Date (and, subject to Buyer's obligations under Section 11(a) hereof, to pay any amount of Tax due which is shown thereon) which are required as a result of examination adjustments made by the Internal Revenue Service or by the applicable state, local or foreign taxing authorities for such taxable years as finally determined. For those jurisdictions in which separate Tax Returns are filed by the Company or the
Subsidiary, any required amended Tax Returns resulting from such examination adjustments, as finally determined, shall be prepared by Seller and furnished to the applicable Company or Subsidiary for approval (which approval shall not be unreasonably withheld), signature and filing at least 10 days prior to the due date for filing such Tax Returns.
           (f)  Notwithstanding anything to the contrary provided in
Section 11(a) or otherwise provided in this Agreement, all real estate transfer and real estate gains, documentary, sales, use, motor vehicle transfer, gross receipts, registration and other such Taxes (including any penalties, interest and additions to Tax), if any, incurred in connection with this Agreement and the transactions contemplated hereby (other than any such Taxes
expressly required pursuant to the next sentence hereof to be paid by Seller) shall be paid one-half by Buyer and one-half by Seller, and Seller and Buyer shall cooperate in timely filing all Tax
Returns as may be required to comply with the provisions of such
Tax laws. Seller shall pay all such Taxes, if any, incurred in connection with the transactions contemplated by Section 8(h)
hereof which are not paid by the Company or the Subsidiary prior to Closing (or specifically identified by nature, period and amount on the Closing Statement, included as a liability in the final determination of Closing Net Assets and taken into account in the calculation of the Adjusted Purchase Price) and all stock transfer Taxes, if any, due as a result of the sale of the Shares.
           (g) Seller shall deliver to Buyer at the Closing an affidavit (a so called "FIRPTA affidavit") in form and substance reasonably satisfactory to Buyer, duly executed and acknowledged, certifying facts that would exempt the transaction contemplated hereby from the provisions of the Foreign Investors Real Property
Tax Act.
           (h) Seller shall cause the provisions of any Tax sharing or apportionment agreement to which the Company or the Subsidiary is a party or which affects the liability of the Company or the Subsidiary for the payment of Taxes (or the Company's and the Subsidiary's obligations under any such agreement) to be terminated on or before the Closing Date.
           13. Assignment. This Agreement and the rights hereunder shall not be assignable or transferable by either party without the prior written consent of the other party. Notwithstanding the foregoing, either party may assign its rights under this Agreement to an affiliate of such party without the consent of the other party, provided that no such assignment shall relieve the assigning party of its obligations hereunder.
           14. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted successors and assigns, and nothing herein expressed or implied shall give or be construed to give to any person or entity, other than the parties hereto and such successors and assigns, any legal or equitable rights hereunder.
           15. Termination. (a) Anything contained herein to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the
Closing:
           (i) by mutual written consent of Seller and Buyer;
           (ii) by Seller if any of the conditions set forth in
 Section 3(b) hereof shall have become incapable of
 fulfillment, and shall not have been waived in writing by
 Seller;
           (iii) by Buyer if any of the conditions set forth in
 Section 3(a) hereof shall have become incapable of
 fulfillment, and shall not have been waived in writing by
 Buyer; or
           (iv) by either party hereto, if the Closing does not
 occur on or prior to June 15, 1994 (the "Termination
 Date");
provided, however, that the party seeking termination pursuant to clause (ii), (iii) or (iv) is not in breach in any material respect of any of its representations, warranties, covenants or agreements contained in this Agreement.
           (b) In the event of termination by Seller or Buyer pursuant to this Section 15, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated, without further action by either party.  If the transactions contemplated by this Agreement are terminated as provided herein:
           (i) Buyer shall return to Seller all documents and
 other material received from or on behalf of Seller, the
 Company or the Subsidiary relating to the transactions
 contemplated hereby, whether so obtained before or after
 the execution hereof; and
           (ii) all confidential information received by Buyer
 shall be treated in accordance with the Confidentiality
 Agreement which shall remain in full force and effect in
 accordance with the terms thereof notwithstanding the
 termination of this Agreement.
           (c) If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this Section 15, this Agreement shall become void and of no further force and effect, except for the provisions of (i) Section 7(a) hereof relating to the obligation of Buyer to keep confidential certain information and data obtained by it from Seller, (ii) Section 17 hereof relating to certain expenses, (iii) Section 8(d) hereof relating to publicity, (iv) Section 23 hereof relating to finder's fees and broker's fees and (v) this Section 15. Nothing in this
Section 15 shall be deemed to release either party from any
liability for any breach by such party of the terms and provisions of this Agreement.
           16. Survival of Representations. Except as hereinafter provided in this Section 16, the representations and warranties of Seller and Buyer in this Agreement and in any certificate delivered pursuant hereto shall survive the Closing and any investigation at any time made by or on behalf of any party, solely for purposes of
Section 11 of this Agreement, until the close of business on the second anniversary of the Closing Date, whereupon such representations and warranties shall terminate.  The
representations and warranties in Section 4(h) shall survive for so long as the Tax indemnification is available under Section 11(a).
The representations and warranties in Sections 4(b), 4(d) and 4(p) shall terminate upon expiration of the applicable statute of limitations.
           17. Expenses. Whether or not the transactions contemplated hereby are consummated, and except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses; provided, however, that Seller shall pay all such material expenses of the Company and the Subsidiary incurred prior to the Closing to the extent the liability therefor has not been included in the final determination of Closing Net Assets and taken into account in the calculation of the Adjusted Purchase Price.
           18. Amendments. No amendment to this Agreement shall be effective unless it shall be in writing and signed by both parties hereto.
           19.  Notices.  All notices or other communications
required or permitted to be given hereunder shall be in writing and shall be delivered by hand, or sent by telecopy, or sent, postage prepaid, by United States registered, certified or express mail, or reputable overnight courier service, and shall be deemed given, if delivered by hand, when so delivered, or if sent by telecopy, when received, or if sent by mail, three business days after mailing
(two business days in the case of express mail), or if sent by overnight courier service, one business day after delivery to such service, as follows:
           (i)  if to Buyer, to

                Doskocil Companies Incorporated
                2601 NW Expressway
                Suite 1000
                Oklahoma City, Oklahoma  73112

                Attention:  Bryant Bynum, Vice President,
                            Planning and Corporate Finance
                Facsimile No.:  (405)879-5458

                with a copy to:

                Skadden, Arps, Slate, Meagher & Flom
                919 Third Avenue
                New York, New York  10022

                Attention:  Mark C. Smith, Esq.
                Facsimile No.:  (212)735-2000

     (ii)  if to Seller, to

                International Multifoods Corporation
                Multifoods Tower
                P. O. Box 2942
                33 South Sixth Street
                Minneapolis, Minnesota  55402

                Attention:  Anthony Luiso, Chairman of the Board,
                            President and Chief Executive Officer
                Facsimile No.:  (612)340-6502

                with copies to:

                John E. Sampson, Vice President-
                  Corporate Planning and Development
                Frank W. Bonvino, Vice President,
                  General Counsel and Secretary
                International Multifoods Corporation
                Multifoods Tower
                P. O. Box 2942
                33 South Sixth Street
                Minneapolis, Minnesota  55402

                Facsimile No.:  (612)340-6502

Any party hereto may change the address to which notices and other communications are to be delivered or sent by giving the other party notice in the manner herein set forth, provided that notices of a change of address shall be effective only upon receipt thereof.
           20. Interpretation. In this Agreement, the Disclosure Schedule and any exhibits annexed hereto:
           (a) words denoting the singular include the plural and vice versa and words denoting any gender include all genders;
           (b) the word "including" shall mean "including without limitation";
           (c) the use of headings is for convenience of reference only and shall not affect the meaning or interpretation of this Agreement, the Disclosure Schedule or any exhibits annexed hereto;
           (d) when calculating the period of time within which or following which any act is to be done or step taken, the date which is the reference day in calculating such period shall be excluded and, if the last day of such period is not a business day (meaning for all purposes of this Agreement any day other than a Saturday, Sunday or a day which is a statutory holiday under the laws of the United States or the State of Minnesota), the period shall end on the next day which is a business day;
           (e) all dollar amounts are expressed in United States funds;
           (f) unless otherwise expressly provided herein, money shall be tendered by wire transfer of immediately available federal funds;
           (g) as used in this Agreement, the term "affiliate" shall have the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended;
           (h) as used in this Agreement, the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof;
           (i) as used in this Agreement, any reference to any event, change, situation or development having a Material Adverse Effect means such event, change, situation or development is materially adverse to the condition (financial or otherwise), properties, business or results of operations of the Frozen Specialty Business; and
           (j) as used in this Agreement, "Knowledge" of Seller means the actual knowledge of any officer of Seller, the President or any Vice President of the Prepared Foods Division of Seller, and any employee of the Frozen Specialty Business at or above the level of plant manager.
           21. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall be considered one and the same agreement, and shall become effective when counterparts have been signed by each of the parties and delivered to the other party.
           22. Entire Agreement. This Agreement (including the Disclosure Schedule, the exhibits annexed hereto and the certificates referred to herein), and the Confidentiality Agreement contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein.
           23. Brokerage Fees. Each party hereto hereby represents and agrees that (a) the only brokers or finders that have acted for such party in connection with this Agreement or the transactions contemplated hereby or that may be entitled to any brokerage fee, finder's fee or commission in respect thereof are Lehman Brothers with respect to Seller, and (b) Seller will pay all fees or commissions which may be payable to Lehman Brothers.
           24. Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.
           25. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Minnesota applicable to agreements made and to be performed entirely within such state, without regard to the conflicts of law principles of such state.
           26. Disclosure Schedule, etc. The Disclosure Schedule and all exhibits attached hereto are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Matters reflected in the Disclosure Schedule are not necessarily limited to matters required by this Agreement to be reflected in the Disclosure Schedule. Such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar nature. The Disclosure Schedule has been arranged in sections corresponding to the Sections contained in this Agreement, provided that a disclosure made in any section of the Disclosure Schedule that is sufficient to reasonably inform Buyer of information required to be disclosed in another section of the Disclosure Schedule to avoid a misrepresentation under the counterpart Section of this Agreement shall be deemed, for all purposes of this Agreement, to have been made under such other section of the Disclosure Schedule. In no event shall the mere listing in the Disclosure Schedule of a document or other item be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself or the mere listing of the document or item in the Disclosure Schedule otherwise reasonably informs Buyer of an exception to such representation or warranty).
           27. Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of either of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 27.
           28. Remedies Cumulative. Except as otherwise provided herein, the remedies provided herein shall be cumulative and shall not preclude (i) the assertion by Buyer of any other rights hereunder or the seeking by Buyer of any other remedies against Seller provided herein, or (ii) the assertion by Seller of any rights hereunder or the seeking by Seller of any other remedies against Buyer provided herein.
           IN WITNESS WHEREOF, each of the parties have caused this Agreement to be signed by its duly authorized officer as of the date first written above.
                                    INTERNATIONAL MULTIFOODS
                                     CORPORATION
                                    (Seller)


                                    By (Duncan H. Cocroft)
                                      Name:  Duncan H. Cocroft
                                      Title: Vice President-Finance
                                             and Chief Financial
                                             Officer


                                    DOSKOCIL COMPANIES INCORPORATED
                                    (Buyer)


                                    By (John T. Hanes)
                                      Name:  John T. Hanes
                                      Title: Chairman, President and
                                             Chief Executive Officer


MFF09E4E.WP5/MFF100AF.WP5